      As filed with the Securities and Exchange Commission on July 31, 1998

                                                      Registration No. 333-
                                                                           -----
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                      ------------------------------------

                             AMERICAN SECURITY INC.
             (Exact Name of Registrant as Specified in its Charter)
                      ------------------------------------

              DELAWARE                                         7381                                         51-0381036
 (State or Other Jurisdiction                     (Primary Standard Industrial                 (I.R.S. Employer Identification No.)
of Incorporation or Organization)                 Classification Code Number)

                    1701 PENNSYLVANIA AVENUE, N.W., SUITE 400
                             WASHINGTON, D.C. 20006
                                  202/879-2689
   (Address and Telephone Number of Registrant's Principal Executive Offices)
                      ------------------------------------

                          DAVID J. GLADSTONE, CHAIRMAN
                             AMERICAN SECURITY INC.
                    1701 PENNSYLVANIA AVENUE, N.W., SUITE 400
                             WASHINGTON, D.C. 20006
                                  202/879-2689
            (Name, Address and Telephone Number of Agent for Service)
                      ------------------------------------

                                   Copies to:

        THOMAS R. SALLEY, ESQUIRE                             RICHARD R. PLUMRIDGE, ESQUIRE
     CATHERINE S. GALLAGHER, ESQUIRE                           BRIAN B. MARGOLIS, ESQUIRE
         ANDREWS & KURTH L.L.P.                              BROBECK, PHLEGER & HARRISON LLP
1701 PENNSYLVANIA AVENUE, N.W., SUITE 200                      1633 BROADWAY, 47TH FLOOR
         WASHINGTON, D.C.  20006                               NEW YORK, NEW YORK  10019
              202/662-2700                                            212/581-1600

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                  -----------

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                           -----------

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                           -----------

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                             CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                     Amount to be   Proposed Maximum Offering    Proposed Maximum      Amount of
Title of Each Class of Securities to be Registered    Registered        Price Per Unit(1)       Aggregate Offering  Registration Fee
                                                                                                     Price(1)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share............   13,500,000              $15.00               $202,500,000        $59,737.50
------------------------------------------------------------------------------------------------------------------------------------
Convertible Non-Voting Common Stock,
  par value $.001 per share........................    166,667                $15.00                $2,500,005          $737.50
------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee.

                      ------------------------------------

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JULY 31, 1998

                             AMERICAN SECURITY INC.
                        10,000,000 SHARES OF COMMON STOCK

                      ------------------------------------

        All of the shares of common stock (the "Common Stock") offered hereby are being sold by American Security Inc. (the "Company"). Prior to this offering (the "Offering"), there has been no public market for the Common Stock. It is currently estimated that the initial public offering price per share will be $15.00. See "Underwriting and Plan of Distribution" for a discussion of the factors to be considered in determining the initial public offering price.

        This Prospectus also relates to the offer and possible sale by the Company, simultaneously with the consummation of the Offering, of (i) up to 2,000,000 shares of Common Stock directly to directors and officers of the Company and certain associated persons and entities (the "Direct Offering") and
(ii) 166,667 shares of Convertible Non-Voting Common Stock to FBR Asset Investment Corporation, Inc., an affiliate of Friedman, Billings, Ramsey & Co., Inc. (the "Non-Voting Common Stock Offering" and, together with the Direct Offering, the "Concurrent Offerings"), in each case at a per share price equal to the Price to Public set forth below. The Convertible Non-Voting Common Stock is identical in all respects to the Common Stock, except that it is non-voting. The Convertible Non-Voting Common Stock is non-transferable and will not be publicly traded. On the first anniversary of the date of this Prospectus, each share of Convertible Non-Voting Common Stock will automatically convert into one share of Common Stock. See "Underwriting and Plan of Distribution."

        The Company will make application to have the Common Stock approved for quotation on The Nasdaq National Market under the symbol "AMSE".

                      ------------------------------------

        SEE "RISK FACTORS" BEGINNING ON PAGE 9 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                      ------------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.


==================================================================================================================================
                                                                   UNDERWRITING DISCOUNTS AND
                                           PRICE TO PUBLIC               COMMISSIONS(1)                   PROCEEDS TO COMPANY(2)
----------------------------------------------------------------------------------------------------------------------------------
Per Share..............................           $                       $                                      $
----------------------------------------------------------------------------------------------------------------------------------
Total(3)...............................    $                       $                                      $                 (4)
==================================================================================================================================

(1) Does not include (a) an accountable expense allowance of up to $200,000 payable to the Underwriters or (b) additional consideration to be received by Friedman, Billings, Ramsey & Co., Inc., as representative of the Underwriters ("FBR" or the "Representative"), in the form of warrants to purchase 505,263 shares of Common Stock at an exercise price per share equal to the Price to Public. The Company has also agreed to indemnify the Underwriters against certain liabilities under the Securities Act of 1933, as amended. See "Underwriting and Plan of Distribution."

(2)   Before deducting expenses payable by the Company estimated at $1,000,000.

(3) The Company has granted to the Underwriters an option, exercisable within 30 days of the date of this Prospectus, to purchase up to an aggregate of 1,500,000 additional shares of Common Stock at the Price to Public less Underwriting Discounts and Commissions for the purpose of covering over-allotments, if any. If the Underwriters exercise such option in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be $____, $____ and $____, respectively. See "Underwriting and Plan of Distribution."

(4) Excludes $32,500,000 expected to be received by the Company from the Concurrent Offerings if such offerings are sold in full.

                      ------------------------------------

        The 10,000,000 shares of Common Stock offered in the Offering, and any additional shares that may be offered pursuant to the Underwriters' over-allotment option, are being offered by the Underwriters, subject to prior sale, when, as and if accepted by the Underwriters and subject to the Underwriters' right to reject orders, in whole or in part, and to certain other conditions. It is expected that delivery of the shares to the Underwriters will be made at the office of Friedman, Billings, Ramsey & Co., Inc. on or about _________ __ , 1998 against payment therefor in immediately available funds.

                      ------------------------------------

                     FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
                               _________ __, 1998

                             ADDITIONAL INFORMATION

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement, and the exhibits and schedules thereto, for further information with respect to the Company and the Common Stock offered hereby. Statements contained in this Prospectus as to the contents of any contract, agreement or other document filed as an exhibit to the Registration Statement are not necessarily complete and, in each instance, reference is made to the exhibit for a more complete description of the matter involved, each such statement being qualified in its entirety by such reference.

        The Registration Statement may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission maintained at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials may be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, registration statements and certain other filings made with the Commission through its Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system are publicly available through the Commission's site on the Internet's World Wide Web, located at http://www.sec.gov. The Registration Statement, including all exhibits thereto and amendments thereof, has been filed with the Commission through EDGAR.

        The Company intends to furnish to its stockholders annual reports containing audited financial statements and an opinion thereon expressed by its independent auditors, and quarterly reports containing unaudited interim financial information for the first three quarters of each year.

                ------------------------------------------------








CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING STABILIZING BIDS, SYNDICATE COVERING TRANSACTIONS OR THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING AND PLAN OF DISTRIBUTION."

                               PROSPECTUS SUMMARY

        The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Unless otherwise indicated, all share, per share and financial data set forth herein assume no exercise of the Underwriters' over-allotment option. American Security Inc. is the successor to David Gladstone & Company. Hereinafter, except as otherwise indicated, American Security Inc. and David Gladstone & Company are referred to jointly as the "Company."

        Information contained in this Prospectus may contain forward-looking statements, which can be identified by the use of forward-looking terminology such as "may," "will," "expects," "intends," "plans," "anticipates," "estimates" or "continues" or the negative thereof or other variations thereon or comparable terminology. The matters described in "Risk Factors" and certain other factors noted throughout this Prospectus and in any exhibits to the Registration Statement of which this Prospectus is a part, constitute cautionary statements identifying important factors with respect to any such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially, from those in such forward-looking statements. Readers of this Prospectus should consider carefully these cautionary statements in connection with the forward-looking statements made herein.

                                   THE COMPANY

OVERVIEW

        American Security Inc. was founded by David J. Gladstone to make investments in and to build a national enterprise through the acquisition and integration of numerous businesses in the Security Industry. The Company defines the "Security Industry" as those businesses dedicated to protecting both companies and individuals from the loss of their assets and protecting individuals from personal harm. The Company plans to concentrate its acquisition efforts initially on the security investigations, security consulting and information security services segments of the Security Industry.

        David J. Gladstone is the Chairman of American Capital Strategies, Ltd. ("American Capital"), a buyout and specialty finance company with capital resources exceeding $150 million. Since American Capital's initial public offering in August 1997, Mr. Gladstone has overseen and approved more than $90 million of new acquisitions or growth financings. Mr. Gladstone is the past Chairman and Chief Executive Officer of Allied Capital Corporation ("Allied Capital"), a mezzanine and senior debt lender that, until December 31, 1997, was a series of five public companies. During Mr. Gladstone's 23-year tenure at Allied Capital, which ended in February 1997, he oversaw and was responsible for Allied Capital's investing more than $1 billion in small and medium-sized businesses, $550 million of which was invested from January 1, 1992 to December 31, 1996.

        The Company will seek to leverage the experience and expertise of Mr. Gladstone, its founder, Chairman and Chief Executive Officer, and the Company's management team to become a leading consolidator of companies in the Security Industry. The Company's management team is expected to consist of, in addition to Mr. Gladstone: Terry L. Brubaker, the designated President and Chief Financial Officer; and an Executive Vice President, General Counsel and Secretary with significant acquisition experience to be named prior to the effective date of the registration statement of which this Prospectus forms a part (the "Effective Date"). See "Management -- Executive Officers and Directors."

SECURITY INDUSTRY

        According to an independent market report (the "Freedonia Report") prepared in 1998 by The Freedonia Group Inc., a leading research firm, the world market for private security services was estimated at $55 billion in 1997. The United States is the largest market, accounting for approximately 40% of global revenues. Western Europe accounts for approximately 37% and Japan accounts for approximately 8% of the world market. The Freedonia Report estimates that approximately 13,000 to 15,000 companies currently operate in the private security market in the United States.

        The Company plans to concentrate its acquisition efforts initially on the following segments of the Security Industry:

        - Security Investigations. Companies and individuals that operate in the security investigations segment of the Security Industry
                (i) perform insurance investigations, polygraph examinations, employee background checks, drug tests and credit and financial status checks, (ii) provide business intelligence, (iii) locate missing persons and (iv) investigate fraud and theft, among other things. Fortune 1000 companies, insurance companies, commercial and investment banks and law firms are the primary consumers of these services. According to the Freedonia Report, domestic revenues in 1997 for the security investigations segment of the Security Industry were $2.8 billion.

        - Security Consulting. Security consultants generally advise clients on security-related matters by (i) assessing existing physical security systems and procedures, (ii) evaluating the risk of security breaches, including determining the types of breaches to which the client is most vulnerable, and (iii) recommending detailed security programs, including the types of external or internal controls to employ. Security consultants can also help clients in program implementation, performing such tasks as reviewing bids from security equipment and service vendors, rating the effectiveness of security guard forces and putting pre-employment screening procedures in place. According to the Freedonia Report, domestic revenues in 1997 for the security consulting segment of the Security Industry were $530 million.

        - Information Security Services. Companies operating in the information security services segment of the Security Industry assist organizations in determining what type of approach to safeguarding information is most appropriate for them, including
                (i) information systems design and implementation, (ii) systems integration, (iii) encryption services, (iv) value-added reselling, (v) disaster recovery planning, (vi) user training,
                (vii) systems monitoring and maintenance and (viii) other activities, such as tracing fraudulent telephone and credit card usage. According to the Freedonia Report, domestic revenues in 1997 for the information security services segment of the Security Industry were $415 million.

In general, the Company believes that these segments of the Security Industry are primarily characterized by privately-held or family-owned businesses, whose owners and operators may desire liquidity and may be unable to access the capital markets effectively or to expand beyond a local or regional base. The Company plans to pursue these segments of the Security Industry because they are fragmented, with few, if any, market leaders, and could benefit from the development of a national brand and certain economies of scale. To a lesser extent, the Company may seek selected acquisition opportunities in the alarm monitoring, guard services and armored vehicle services segments of the Security Industry. However, the Company has broad discretion in identifying and selecting the segments of the Security Industry that it expects to consolidate. See "Business -- Security Industry Segments."

STRATEGY

        The Company believes numerous factors exist that create a favorable environment for consolidation within the Security Industry. The Company's goal is to become the leading consolidator of selected segments of the Security Industry. The Company intends to acquire established local or segment businesses and combine and integrate them into an effective national or international organization with a unique "franchise" or brand identification. The Company believes that its strong financial position after the Offering and the Concurrent Offerings, the operating and acquisition expertise of its management team and its ability to address the needs of local management will allow it to achieve its goal of being the "consolidator of choice" of acquisition candidates in the Security Industry.

        In order to achieve its goal, the Company will focus on identifying acquisition candidates that meet the Company's corporate acquisition criteria and acquiring those companies for cash or Company stock. The Company will also seek to implement a corporate rationalization philosophy, leverage the resources of a national enterprise and increase brand awareness, all of which are intended to increase revenues and profitability.

        Corporate Rationalization. While Mr. Gladstone was managing American Capital and Allied Capital, those companies employed a philosophy of "corporate rationalization" in many transactions in which those two companies had a major ownership interest. The Company intends to employ the corporate rationalization philosophy in its corporate acquisition approach and its corporate operating approach by (i) determining the most profitable economic model a business can sustain, (ii) establishing accounting and reporting systems to track a business' adherence to the economic model, (iii) empowering and rewarding management and employees to execute the model and (iv) tracking the results to determine if changes should be made in the business' implementation of the model.

        Corporate Acquisition Approach. The Company intends to focus on the acquisition of companies having some or all of the following characteristics:
(i) stable cash flows and recurring revenue streams from long-term customer relationships where customers have recurring needs; (ii) low product obsolescence and little reliance on rapid innovation or high-technology to drive recurring revenue streams; (iii) long-term growth prospects for products and services offered; (iv) a strong customer base in the communities served by the acquisition candidate; (v) an experienced management team comprised of industry experts; (vi) favorable demographic trends; and (vii) an under-penetrated market for products or services provided by the acquisition candidate. Elements of this approach include:

        - Platforms and Add-ons. The Company's strategy includes acquiring larger, established companies in targeted geographic areas or industry sub-segments, or "platforms," into which the facilities and operations of local and/or smaller acquired companies, or "add-ons," can be merged, allowing certain cost rationalizations, including elimination of redundant facilities and excess overhead, as described in "Business -- Strategy -- Corporate Operating Approach -- Using Platform and Add-on System to Eliminate Redundant Facilities and Services."

        - Stock as Currency. The Company has the flexibility to use either shares of its stock or cash, or a combination thereof, in making acquisitions. The form of the consideration that the Company uses for a particular acquisition will depend upon the form of consideration that the sellers of the business require and the most advantageous way for the Company to account for and to finance the acquisition. However, the Company will seek to structure many of its acquisitions using the Company's stock as full or partial payment.

        The Company has conducted analyses of many companies in the Security Industry, including companies that could subsequently be selected as prospective acquisition candidates by the Company. The Company will have broad discretion in identifying and selecting possible acquisition candidates. The Company currently has no proposals, arrangements or understandings with respect to the acquisition of specific businesses.

        Corporate Operating Approach. The Company will use the corporate rationalization philosophy, as described above, in its corporate operating approach and intends to:

        - allow the managers of newly acquired businesses to continue to operate those aspects of the business that relate to customer relations, while the Company, at the parent company level, centralizes administrative functions to provide benefits from operating efficiencies and synergies resulting from the consolidation of acquired businesses into a larger enterprise;

        - provide strategic oversight and guidance with respect to financing, marketing and operations, while keeping managers of acquired businesses responsible for the day-to-day operations of each of the acquired companies, including local sales and marketing and local customer service;

        - capitalize on a national brand name to increase sales to existing customers and to attract new customers through the provision of a more comprehensive security solution;

        - implement a policy of shared strategic marketing and cross-functional selling among acquired companies, which is intended to provide a broader geographic sales and service reach for each of the acquired companies, designed to increase the customer base of the acquired companies and designed to result in additional revenues for the Company;

        - utilize stock as payment to create a high percentage of employee ownership and strong incentives for good performance;

        - use the Company's platform and add-on system to eliminate redundant facilities and services, which is intended to enable the Company to benefit from economies of scale to decrease operating costs and increase operating margin; and

        - employ operating and technology systems to improve and enhance the operations of the combined acquired companies, including combining certain administrative functions at the parent company level, instituting a Company-wide management information system designed to increase the speed and accuracy of order processing and fulfillment, and providing measurement and analysis tools to increase operating efficiencies.

        The Company believes that, following the Offering and the Concurrent Offerings, its strong financial position and substantial liquidity, when combined with the consolidation experience of its management team, will create significant competitive advantages for the Company that will enable it to achieve its goal of being the "consolidator of choice" of acquisition candidates in the Security Industry. The Company expects to benefit from its ability to deploy rapidly its significant financial resources and to use its publicly traded stock as currency in selected acquisitions. Because the Company initially will have significant cash and cash equivalents, the Company's ability to acquire attractive companies is not likely to be constrained initially by the need to access the capital markets. Furthermore, the Company believes that its corporate rationalization philosophy will generate significant competitive advantages and help it attract and acquire companies. See "Business -- Strategy."

        Although the Company's management team has substantial experience acquiring and consolidating businesses, the Company's current management has no experience managing companies formed for the specific purpose of consolidating an industry or managing businesses in the Security Industry. The Company, therefore, expects to rely in part on the expertise of its Board of Directors and in part upon management of acquired companies or other individuals who are experienced in the segments of the Security Industry in which the Company pursues consolidation. See "Business -- The Company" and "Management."

                        -----------------------------

        The Company was formed in November 1997 to, among other things, analyze and develop opportunities in consolidation transactions and to analyze the efficiencies of the corporate rationalization strategy. To date, the Company has had limited operations generally consisting of organizational activities, consulting activities, and research and analysis with respect to industry consolidations and acquisition opportunities.

        The Company's principal executive offices are located at 1701 Pennsylvania Avenue, N.W., Suite 400, Washington D.C. 20006, and its telephone number is 202/879-2689.

                                  THE OFFERING

Common Stock offered by the Company.............................      10,000,000 Shares

Common Stock to be outstanding after the Offering...............      12,631,578 Shares(1)

Use of Proceeds.................................................      To fund future acquisitions and general corporate
                                                                      purposes, including working capital. See "Use of
                                                                      Proceeds."

Proposed Nasdaq National Market symbol..........................      AMSE

------------------------------

(1) Includes the 631,578 shares outstanding prior to the Offering and assumes that the 2,000,000 shares of Common Stock being offered in the Direct Offering are sold in full. If the shares of Common Stock underlying options, warrants and the shares of Convertible Non-Voting Common Stock expected to be outstanding at the time of the consummation of the Offering and the Concurrent Offerings are included in the number of shares outstanding, the total number of shares outstanding would be 15,626,665, consisting of (i) the 12,631,578 shares listed above, (ii) 1,263,157 shares reserved for issuance upon the exercise of a warrant to be issued to Mr. Gladstone on the Effective Date at an exercise price equal to the initial public offering price per share, (iii) 1,000,000 shares to be reserved for issuance under options expected to be granted to members of the management team on the Effective Date at an exercise price equal to the initial public offering price per share under the Company's 1998 Long-Term Incentive Plan (the "Incentive Plan"), (iv) 60,000 shares to be reserved for issuance under options expected to be granted on the Effective Date at an exercise price equal to the initial public offering price per share under the Company's 1998 Non-Employee Directors' Stock Plan (the "Directors' Plan"), (v) 166,667 shares to be issued upon the conversion of the Convertible Non-Voting Common Stock, and (vi) 505,263 shares of Common Stock reserved for issuance upon the exercise of warrants to be issued to FBR in connection with the Offering. The total number of shares of Common Stock reserved for issuance under the Incentive Plan, the Director's Plan and the Company's 1998 Employee Stock Purchase Plan (the "Purchase Plan") is (i) 9% of the number of shares of Common Stock outstanding upon consummation of the Offering and the Concurrent Offerings (1,136,842 shares or 1,271,842 shares if the Underwriters' over-allotment option is exercised in full),
        (ii) 200,000 shares and (iii) 666,667 shares, respectively. (If the Underwriters' over-allotment option is exercised in full for 1,500,000 shares of Common Stock, the total number of shares of Common Stock outstanding or reserved for issuance under options, warrants and the shares of Convertible Non-Voting Common Stock expected to be outstanding at the time of the consummation of the Offering and the Concurrent Offerings would be 17,351,666.) See "Management -- 1998 Long-Term Incentive Plan," "-- 1998 Non-Employee Directors' Stock Plan," "-- 1998 Employee Stock Purchase Plan," "Description of Capital Stock -- Convertible Non-Voting Common Stock" and "Underwriting and Plan of Distribution."

                            THE CONCURRENT OFFERINGS

Common Stock....................................................      2,000,000 Shares in the Direct Offering

Convertible Non-Voting Common Stock.............................      166,667 Shares in the Non-Voting Common
                                                                      Stock Offering

Use of Proceeds.................................................      To fund future acquisitions and general corporate
                                                                      purposes, including working capital. See "Use of
                                                                      Proceeds."

        Concurrently with the Offering by the Underwriters, the Company is, by means of this Prospectus, making the Direct Offering of up to 2,000,000 shares of Common Stock to directors and officers of the Company and certain associated persons and entities at a price per share equal to the initial public offering price per share. No underwriting discount or commission will be paid in connection with the Direct Offering. Consequently, the proceeds to the Company of the Direct Offering, if all 2,000,000 shares are sold, assuming an offering price of $15.00 per share, will be $30.0 million.

        FBR Asset Investment Corporation, Inc., an affiliate of FBR, has indicated an interest in purchasing 166,667 shares of Convertible Non-Voting Common Stock from the Company in the Non-Voting Common Stock Offering at a price equal to the initial public offering price per share. No underwriting discount or commission will be paid in connection with the Non-Voting Common Stock Offering. Consequently, the proceeds to the Company of the Non-Voting Common Stock Offering, assuming an offering price of $15.00 per share, will be $2.5 million.








                      ------------------------------------

        References in this Prospectus to operating and financial data of Allied Capital and American Capital are included herein in reliance upon reports filed by each such company with the Commission. Such operating and financial data are not intended to be indicative of the possible future operating results or financial position of the Company.

        This Prospectus also contains market data derived, without independent verification, from the Freedonia Report. The Freedonia Report projects growth in the Security Industry; however, there can be no assurance that such industry growth will materialize or will occur at the levels projected.

                                  RISK FACTORS

        An investment in the shares of Common Stock offered hereby involves a high degree of risk. Prospective investors should consider carefully the following risk factors, in addition to the other information contained in this Prospectus, in evaluating an investment in the shares of Common Stock offered hereby.

        The risk factors set forth below and elsewhere in this Prospectus should be read as accompanying all forward-looking statements made in this Prospectus. These forward-looking statements can be identified by the use of forward-looking terminology such as "may," "will," "expects," "intends," "plans," "anticipates," "estimates" or "continues" or the negative thereof or other variations thereon or comparable terminology. The Company's actual results could differ materially from those anticipated in such forward-looking statements, for the reasons set forth below and for other reasons.

                     RISKS RELATING TO THE SECURITY INDUSTRY

CONCENTRATION IN A SINGLE INDUSTRY

        The Company will concentrate its efforts in a single industry, the Security Industry, which the Company defines as those businesses dedicated to protecting both companies and individuals from the loss of their assets and protecting individuals from personal harm. At the outset, the Company intends to focus on several selected segments of that industry related to security investigations, security consulting and information security services. See "Business -- Security Industry" and "-- Security Industry Segments." While there is no assurance that the Company will be successful in its efforts to consolidate any part of the Security Industry, if these consolidation efforts are successful, then a large portion of the Company's revenues, earnings and assets will be concentrated in a single industry. Should there be a dramatic change in the Security Industry or the segments that the Company is seeking to consolidate, there could be a material adverse effect on the Company's business, financial condition or results of operations.

COMPETITION IN THE SECURITY INDUSTRY

        On the whole, the Security Industry is highly competitive. A large number of companies, both public and private, provide products or services aimed at protecting businesses and individuals from the loss of assets and protecting individuals from personal harm. According to the Freedonia Report, approximately 13,000 to 15,000 companies currently operate in the private security sector in the United States. Competition is also significant in the segments of the Security Industry in which the Company intends to focus initially. In the security investigations segment of the Security Industry, the Company's competition ranges from individual private investigators offering general investigative services to larger firms that specialize in the kinds of security threats (such as industrial espionage, embezzlement, hostage situations and terrorism) faced by large multinational corporations. In this segment, the Company's profitability may be limited by competition not only from the many companies that currently provide security investigation services, but also from other Security Industry companies that are diversifying into traditional investigative services. In the security consulting segment of the Security Industry, the Company faces competition from large security service vendors, which offer some security consulting services among their other services, and a large cadre of specialized security consulting firms created by former security industry executives and employees, law enforcement officers, federal agents and others. Additionally, this segment faces competition from in-house security management staff, particularly in large corporations and government agencies. Furthermore, there are numerous other firms that specialize in information security services, or offer such services as a part of a broader array of general-purpose security or information processing-related services.

        Competition in the Security Industry generally, and particularly in the segments in which the Company intends to concentrate initially, may increase due to the addition of future industry participants. Certain of the companies presently operating in the Security Industry have, and new entrants may have, substantially greater financial and other resources than the Company. A number of the Company's existing competitors have, and prospective competitors may have, long-established relationships with their clients. Furthermore, the vast amount of data now readily available from a computer terminal allows firms and individuals themselves to perform searches that would have previously required a professional investigator.

        Competitive conditions could have a material adverse effect on the Company's business, financial condition or results of operations. See "Business -- Security Industry," "-- Security Industry Segments" and "-- Competition."

GOVERNMENT REGULATION IN THE SECURITY INDUSTRY

        Generally, the Security Industry is subject to a significant amount of government regulation. The federal government and each state have rules and regulations concerning the operations of a company in the Security Industry. While regulations of some form or another impact almost all segments of the Security Industry, companies engaged in investigation and intelligence services, in particular, are subject to a multitude of laws designed to protect the privacy of persons, and investigators often have to contend with restrictions on access to various public records and other information sources.

        In addition to existing laws and regulations, new legislation that may impact the Security Industry and, therefore, the Company, has become a regular aspect of legislative sessions at the federal and state levels. Privacy and consumer advocates and federal and state regulators have become increasingly concerned with the use of personal information, particularly credit reports and patient health care records. Attempts have been made and will continue to be made by these groups to adopt new or additional federal and state legislation to regulate the use of personal information.

        New regulations or changes in governmental regulations relating to access and use of personal information, in particular, and privacy and civil rights, in general, could be enacted that could materially adversely impact the Company's business, financial condition or results of operations. In the event that the Company did not or was not able to comply with any applicable laws and regulations, then the Company might not be able to operate its business in the applicable jurisdiction, and such noncompliance could be detrimental to the Company's business, financial condition or results of operations. See "Business -- Government Regulation in the Security Industry -- General."

        Security Industry companies that contract with agencies of the federal government are obligated to comply with a variety of regulations governing certain aspects of their operations and workplace. Such contracts usually give the contracting agency the right to conduct audits of such companies' facilities and operations, and such audits occur routinely. If the Company enters into contracts with federal government agencies, it may be subject to investigations as a result of an audit or for other causes. Adverse findings in an audit or other investigation, including violations of environmental or labor laws, could result in fines or other penalties up to and including disqualification as a federal government contractor. In addition, federal government contracts may contain specific performance requirements. Failure to meet these requirements could result in penalties or lost profits to the Company. See "Business -- Government Regulation in the Security Industry -- Government Contracts."

LICENSING REQUIREMENTS IN THE SECURITY INDUSTRY

        A number of states require Security Industry companies to obtain licenses to conduct business within those states. Although the Company believes that it will be able to obtain the licenses necessary to conduct its business, the inability to do so could have an adverse impact on the Company's business, financial condition or results of operations. Operation of an unlicensed business is a misdemeanor under the laws of many states and is generally punishable by fines and/or imprisonment and could be grounds for denial of a license, if required. See "Business -- Government Regulation in the Security Industry -- Licensing."

RISKS RELATING TO INTERNATIONAL EXPANSION

        Security Industry companies operating internationally face even greater challenges than those firms operating exclusively in the United States in that their products and services must comply with a host of differing codes and regulations, as well as prove compatible with varying national technologies and standards. See "Business -- Government Regulation in the Security Industry -- International Expansion." If the Company were to expand into international markets, it may face additional risks relating to such matters as currency exchange rate fluctuations, political and economic risks relating to the stability of foreign governments and their trading relationships with the United States, difficulties in staffing and managing foreign operations, differences in financial reporting, differences in the manner in which distinctive cultures do business, operating problems and other factors. The many obstacles and risks inherent in international operations could result in a material adverse impact upon the Company's business, financial condition or results of operations.

LIABILITY TO SECURITY INDUSTRY CLIENTS AND OTHERS

        Under general legal concepts and, in some instances, by specific state and federal statute, the Company could be held liable to customers and/or to the subjects of background check reports prepared by the Company for inaccurate information or misuse of the information. The Company has explored the possibility and feasibility of liability insurance for this purpose. However, because of the nature of the Company's business, claims at least from subjects of reports prepared by the Company would be based at least in part on discrimination. Based on the Company's research, losses from such claims are either uninsurable or the insurance that is available is so limited in coverage that it is not economically practicable. The Company, therefore, does not plan to maintain liability insurance to cover claims by customers or the subjects of reports. Uninsured losses from claims could adversely impact the Company's business, financial condition or results of operations. Furthermore, in the ordinary course of its business, the Company may be subject to claims of third parties other than clients alleging trespass, invasion of privacy and other tortious conduct by its investigators and other personnel. Although the Company will endeavor to minimize the risk of such claims, if such claims arise, they could have a material adverse effect on the Company's business, financial condition or results of operations.

DEPENDENCE ON DATA SOURCES

        Companies and individuals that operate in the security investigations segment of the Security Industry (i) perform insurance investigations, polygraph examinations, employee background checks, drug tests and credit and financial status checks, (ii) provide business intelligence, (iii) locate missing persons and (iv) investigate fraud and theft. In providing security investigation services, the Company will often rely on data from outside sources to create and maintain its own proprietary and non-proprietary databases, including data received from customers and various government and public record services. There can be no assurance that the Company's data sources, particularly data from customers, will continue to be available in the future. In addition, the Company's data sources generally will not be subject to exclusive agreements with the Company, such that data included in the Company's data products may also be included in data products of the Company's competitors. Although the Company has no reason to believe that access to current data sources will become restricted, loss of such access or the availability of data in the future due to increased government regulation or otherwise could have a material adverse effect on the Company's business, financial condition or results of operations.

PUBLIC PERCEPTION

        The Security Industry has been the subject of criticism due to purported invasions of personal privacy by participants in the industry. There can be no assurance that the negative perception associated with such criticism will not have a material adverse effect on the Company's business, financial condition or results of operations.

                               CONSOLIDATION RISKS

RISKS ASSOCIATED WITH CONSOLIDATION STRATEGY

        To date, the Company's activities have consisted of organizational activities, conducting research and analysis principally focused on identifying fragmented industries that are potentially available for consolidation and refining the Company's business strategy. In connection with its research and analysis, the Company has had general discussions with numerous businesses within the Security Industry; however, the Company has no present proposals, arrangements or understandings with respect to the acquisition of any specific business. Accordingly, investors in the Offering and the Concurrent Offerings will have little basis on which to evaluate the possible merits or risks of the acquisition candidates' operations and prospects. Although management of the Company will endeavor to evaluate the risks inherent in any particular acquisition candidate, the Company may not properly ascertain all of such risks. See "Business -- Strategy."

        Upon consummation of the Offering, the Company's management team will utilize the proceeds of the Offering and the Concurrent Offerings to accelerate the research and analysis that has been performed to date to identify and select prospective acquisition candidates. Other than the Company's determination to focus initially on certain segments within the Security Industry, management of the Company will have virtually unrestricted flexibility in identifying and selecting prospective acquisition candidates and broad discretion with respect to the specific application of such proceeds. Management may not succeed in selecting acquisition candidates that will be profitable or that can be integrated successfully. Although the Company intends to scrutinize closely the management of a prospective acquisition candidate in connection with evaluating the desirability of effecting a business combination, the Company's assessment of management may not prove to be correct. The Company may enlist the assistance of other persons to assess the management of acquisition candidates (including, without limitation, investment bankers, brokers, accountants and other advisers who have rendered or may in the future render services to American Capital), but no such persons have yet been identified. See "-- Operating Risks -- Conflicts of Interest," "Business -- Conflicts of Interest" and "Certain Relationships and Related Party Transactions."

COMPETITION FOR ACQUISITIONS

        The Company may encounter intense competition from other consolidators or acquirors having a business objective similar to that of the Company. Many of these entities may be well established and have extensive experience in identifying acquisition opportunities and effecting business combinations directly or through affiliates. Many of these competitors may possess greater financial, personnel and other resources than the Company expects to have and there can be no assurance that the Company will be able to compete successfully. Competition could lead to higher prices being paid for acquired companies. In addition, to the extent that the Company determines to consolidate a segment of the Security Industry that is already being consolidated, the Company may compete with consolidators that already are operating within such segment. Such competitors may have competitive advantages in identifying and attracting acquisition candidates as a result of their knowledge of the industry, industry reputation and contacts within the segment. This inherent competitive disadvantage to the Company may make certain consolidation opportunities more difficult to accomplish and may compel the Company to select certain less attractive prospects. See "Business -- Competition -- Competition for Acquisitions."

APPROPRIATE ACQUISITIONS MAY NOT BE AVAILABLE AND FULL INVESTMENT OF NET PROCEEDS MAY BE DELAYED

        The results of the Company's planned operations are dependent upon the Company's ability to identify, attract and acquire desirable acquisition candidates, which may take considerable time. The Company may not be successful in identifying, attracting or acquiring desirable acquisition candidates, in integrating such candidates into the Company or in realizing profits from any acquisition candidates, if acquired. The failure to complete acquisitions or to operate the acquired companies profitably would have a material adverse effect on the Company's business, financial condition and results of operations. Pending their possible application in acquiring businesses, the net proceeds of the Offering and the Concurrent Offerings are to be invested in readily marketable, interest-bearing, investment grade securities. Consequently, until such time as the Company acquires acquisition candidates, the proceeds of the Offering and the Concurrent Offerings will yield only that rate of return earned by such interest-bearing securities.

CONSIDERATION FOR OPERATING COMPANIES MAY EXCEED ASSET VALUE; AMORTIZATION
CHARGES

        The purchase prices of the Company's acquisitions will not be established by independent appraisals, but generally through arms'-length negotiations between the Company's management and representatives of such companies. The consideration paid for each such company will be based primarily on the value of such company as a going concern and not on the value of the acquired assets. Valuations of these companies determined solely by appraisals of the acquired assets are likely to be less than the consideration that is paid for the companies. The future performance of such companies may not be commensurate with the consideration paid.

        The Company expects to incur significant amortization charges resulting from consideration paid in excess of the fair value of the net assets of the companies acquired in business combinations accounted for under the purchase method of accounting ("goodwill"). The Company will be required to amortize the goodwill from acquisitions accounted for under the purchase method over a period of time, with the amount amortized in a particular period constituting an expense that reduces the Company's net income for that period. The amount amortized, however, will not give rise to a deduction for tax purposes. A reduction in net income resulting from amortization charges may have a material and adverse impact upon the market price of the Company's Common Stock.

INTEGRATION OF ACQUISITIONS

        The Company's business model contemplates an aggressive and rapid acquisition program. No assurance can be given that the Company will be able to successfully integrate its future acquisitions without substantial costs, delays or other problems. The costs of such acquisitions and their integration could have an adverse effect on short-term operating results. Such costs could include severance payments to employees of such acquired companies, restructuring charges associated with the acquisitions and other expenses associated with a change of control, as well as non-recurring acquisition costs including accounting and legal fees, investment banking fees, recognition of transaction-related obligations and various other acquisition-related costs. Any failure by the Company to make acquisitions would have a material adverse effect on the Company's business, financial condition or results of operations. Moreover, the Company may be unable to replicate the success of other consolidators.

        The Company may not be able to execute successfully its consolidation strategy or anticipate all of the changing demands that successive consolidation transactions will impose on its management personnel, operational and management information systems and financial systems. The integration of newly acquired companies may also lead to diversion of management attention from other ongoing business concerns. In addition, the rapid pace of acquisitions may adversely affect the Company's efforts to integrate acquisitions and manage those acquisitions profitably. Moreover, it is possible that neither management of the Company nor management of any of the acquired companies will have the necessary skills to manage a company intending to implement an aggressive acquisition program. The Company may seek to recruit additional managers to supplement the incumbent management of the acquired companies but the Company may not have the ability to recruit additional managers with the skills necessary to enhance the management of the acquired companies. Any or all of these factors could have a material adverse effect on the Company's business, financial condition or results of operations.

RISKS RELATED TO ACQUISITION FINANCING; ADDITIONAL DILUTION; LEVERAGE

        The Company intends to use substantially all of its resources for acquisitions and, to a much lesser extent, for general corporate expenses. The timing, size and success of the Company's acquisition efforts and any associated capital commitments cannot be readily predicted. The Company currently intends to finance future acquisitions by using shares of its Common Stock, Preferred Stock, cash, notes, borrowed funds, or a combination thereof. If the Common Stock does not maintain a sufficient market value, or if potential acquisition candidates are otherwise unwilling to accept Common Stock as part of the consideration for the sale of their businesses, the Company may be required to use more of its cash resources or more borrowed funds, in each case if available, in order to initiate and maintain its acquisition program. If the Company does not have sufficient cash resources, its growth could be limited unless it is able to obtain additional capital through debt or equity financings.

        Assuming an initial public offering price of $15.00 per share and that the Concurrent Offerings are sold in full, following the consummation of the Offering and the Concurrent Offerings, the Company will have cash and cash equivalents of approximately $171.0 million ($191.9 million if the Underwriters' over-allotment option is exercised in full). In addition, the Company has initiated negotiations to obtain a credit facility that may be used for future acquisitions or other capital requirements. The terms and conditions of any debt facility the Company may enter into, including the fee arrangements, will be subject to mutual agreement. Use of any such facility would likely be subject to conditions customary to facilities of this type, including restrictions on other indebtedness, mergers, acquisitions, dispositions and similar transactions. The Company may not succeed in obtaining a facility of any size or in negotiating terms satisfactory to the Company. Except for these preliminary negotiations, the Company currently has no plan or intention to obtain additional capital through debt or equity financing during the next 12 months. If and when the Company requires additional financing for its acquisition program or for other capital requirements, the Company may be unable to obtain any such financing on terms that the Company deems acceptable.

        Among the possible adverse effects of borrowings to consummate acquisitions or for other capital requirements are: (i) if the Company's operating revenues after acquisitions were to be insufficient to pay debt service, there would be a risk of default and foreclosure on the Company's assets; (ii) if a loan agreement contains covenants that require the maintenance of certain financial ratios or reserves, and any such covenant were breached without a waiver or renegotiation of the terms of that covenant, then the lender could have the right to accelerate the payment of the indebtedness even if the Company has made all principal and interest payments when due; (iii) if the terms of a loan did not provide for amortization prior to maturity of the full amount borrowed and the "balloon" payment could not be refinanced at maturity on acceptable terms, the Company might be required to seek additional financing and, to the extent that additional financing were not available on acceptable terms, to liquidate its assets; and (iv) if the interest rate of a loan is variable, the Company would be subject to interest rate fluctuations that could increase the Company's debt service obligations. The level of indebtedness that the Company may incur cannot be predicted and will depend upon these factors and the relevant business characteristics of the acquisition candidates for which such indebtedness will be undertaken.

        The Company currently has 100,000,000 authorized shares of Common Stock. Assuming all 2,000,000 shares are sold in the Direct Offering, upon consummation of the Offering and the Direct Offering, the Company will have 12,631,578 shares of Common Stock outstanding (14,131,578 shares of Common Stock if the Underwriters' over-allotment option is exercised in full). In addition, the Company will have securities outstanding that are convertible into or exercisable for 2,995,087 shares of Common Stock (3,220,088 shares of Common Stock if the Underwriters' over-allotment option is exercised in full), consisting of (i) options to purchase 1,000,000 shares of Common Stock that are to be granted under the Incentive Plan, (ii) options to purchase 60,000 shares of Common Stock that are to be granted under the Directors' Plan, (iii) 166,667 shares of Common Stock that will be issuable upon the conversion of shares of Convertible Non-Voting Common Stock to be issued in the Non-Voting Common Stock Offering, (iv) 505,263 shares of Common Stock to be issuable upon the exercise of the warrants to be issued to FBR in connection with the Offering and (v) 1,263,157 shares of Common Stock (1,488,158 if the Underwriters' over-allotment option is exercised in full) to be issuable upon the exercise of a warrant to be issued to Mr. Gladstone. The Company will also have (i) 136,842 shares (not including the options to purchase 1,000,000 shares of Common Stock that are to be granted to Mr. Brubaker and the Company's Executive Vice President, General Counsel and Secretary under the Incentive Plan) reserved for issuance pursuant to awards available to be made under the Incentive Plan (271,842 shares (not including the options to purchase 1,000,000 shares of Common Stock that are to be granted to Mr. Brubaker and the Company's Executive Vice President, General Counsel and Secretary under the Incentive Plan) if the Underwriters' over-allotment option is exercised in full), (ii) 140,000 shares (not including the options to purchase 60,000 shares of Common Stock that are to be granted under the Directors' Plan) reserved for issuance pursuant to options available to be granted under the Directors' Plan and (iii) 666,667 shares reserved for issuance pursuant to the Purchase Plan. Accordingly, assuming the Concurrent Offerings are sold in full, upon completion of the Offering and the Concurrent Offerings, the Company will have 83,429,826 authorized but unissued and unreserved shares of Common Stock (81,569,825 authorized but unissued and unreserved shares if the Underwriters' over-allotment option is exercised in full). The Company has also authorized 10,000,000 shares of Preferred Stock. Consequently, subject to the rules and regulations of The Nasdaq Stock Market, the Company will be able to finance acquisitions by issuing significant amounts of additional shares of Common Stock without obtaining shareholder approval of such issuances. To the extent the Company uses Common Stock for all or a portion of the consideration to be paid for future acquisitions, dilution may be experienced by existing stockholders, including the purchasers of Common Stock in the Offering. Moreover, the issuance of additional shares of Common Stock may have a negative impact on earnings per share and may negatively impact the market price of the Common Stock.

                                 OPERATING RISKS

NO PRESENT SOURCE OF REVENUES

        The Company is the successor by merger to David Gladstone & Company, a Virginia corporation formed in November 1997 to analyze and develop opportunities in consolidation transactions and to analyze the efficiencies of the corporate rationalization strategy. To date, the Company has had limited operations generally consisting of organizational activities, consulting activities, and research and analysis with respect to industry consolidations and acquisition opportunities. As of July 30, 1998, the Company had assets of $351,981 and a net worth of $191,698. The Company intends to make investments in and to build a national enterprise through the acquisition and integration of numerous businesses in the Security Industry. It will not generate any revenues from the proceeds of the Offering and the Concurrent Offerings other than interest income until, at the earliest, the consummation of an acquisition of a business, after which event its ability to generate revenues and earnings (if any) will be directly dependent upon the operating results of such acquired business and any additional acquisitions and the successful integration and consolidation of those businesses. The Company has no present proposals, arrangements or understandings with any prospective acquisition candidates.

FLUCTUATIONS IN OPERATING RESULTS; ADVERSE CHANGES IN GENERAL ECONOMIC
CONDITIONS

        Many companies that operate in the Security Industry, particularly those focused on security investigations, security consulting and information security services, do not have long-term contracts with clients, and their ability to generate net sales is dependent upon obtaining many new projects each year, most of which are of relatively short duration. As a result, the net sales and net income from year-to-year and period-to-period of such companies are not necessarily predictable.

        Additionally, the demand for the such companies' services is affected by general economic conditions and the level of corporate acquisitions and other financial transactions, and clients may reduce their reliance on such companies' services during periods when there is a decline in such activities. Consequently, the Company's success is dependent upon the general economic conditions in the geographic areas in which a substantial number of its operating businesses are located. Adverse changes in national economic conditions or in regional economic conditions in which the Company conducts substantial business likely would have an adverse effect on the operating results of one or more of the acquired companies and, accordingly, on the Company's business, financial condition and results of operations.

CONFLICTS OF INTEREST

        David J. Gladstone serves as both the Chairman and Chief Executive Officer of the Company and currently as the Chairman of American Capital. American Capital and Mr. Gladstone have agreed to amend Mr. Gladstone's employment agreement with American Capital (the "American Capital Employment Agreement") to permit Mr. Gladstone's role with the Company, to change his position with American Capital from Chairman to Vice Chairman and to make related changes, all as of the Effective Date.

        As a director of both the Company and American Capital, Mr. Gladstone owes a duty of loyalty and a duty of care under Delaware law to both companies. These duties obligate him to present certain business opportunities to the company to which he owes the duties before allowing others to pursue such opportunities. Although American Capital is regulated as a "business development company" under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and as such is required to maintain a diversified portfolio of investments that precludes it from actively consolidating any particular industry, certain business opportunities could arise that would benefit both American Capital and the Company. In the absence of an agreement defining Mr. Gladstone's duties to each company or resolving potential conflicts between his conflicting duties and obligations, the Company may choose to avoid consolidation opportunities or segments of the Security Industry that pose risks of conflict. See "Business -- Conflicts of Interest."

        In addition, Mr. Gladstone has entered into the American Capital Employment Agreement and intends to enter into an employment agreement with the Company upon the Effective Date (the "American Security Employment Agreement"). While Mr. Gladstone has not in the past been, and is not now intended to be, responsible for the day-to-day oversight of American Capital, his prospective position as Vice Chairman of the Board of American Capital may nonetheless result in competition between American Capital matters and Company matters for his time and professional attention, and may result in or exacerbate conflicts as to his obligations to present business opportunities to one company or another, or to pursue such opportunities for one company or another. See "Business -- Conflicts of Interest."

        Philip R. Harper, who has been named to become a Director of the Company on the Effective Date, serves as a director of American Capital. In addition, Mr. Harper serves as President, Chief Executive Officer and a director of U.S. Investigations Services, Inc., a private security investigations and consulting company that contracts with the federal government.

        In their roles as directors of both the Company and American Capital, Messrs. Gladstone and Harper each owe duties of loyalty and care to both the Company and American Capital simultaneously. There may be certain circumstances in which either or both of Messrs. Gladstone and Harper are unable to fulfill his or their duties and obligations to one company without allegedly breaching those duties and obligations to the other company. Any alleged breach could result in litigation by or on behalf of the offended company under any of a number of possible legal theories, including seeking damages from either or both of Messrs. Gladstone and Harper for the purported breach or for inducing either or both of them to breach their respective duties to the offended company or, with respect to Mr. Gladstone, from the other such company for tortiously interfering with the offended company's contractual relationship with Mr. Gladstone. The conduct or response to any such litigation could consume significant management attention and resources, and the defense, settlement or final adjudication of any such litigation could have a material adverse effect on the Company's business, financial condition or results of operations.

        Mr. Gladstone is also involved, to a lesser extent, in other matters. He is, through a holding company, the Managing Member of Capital Investors LLC, a small venture capital fund investing in early stage high technology companies in the greater Washington, D.C. area, a member of the advisory board of The Women's Growth Fund of Washington, a small investment fund dedicated to financing women-owned businesses, and an advisor to several small businesses in the Washington, D.C. area. Mr. Gladstone is also the sole owner of B&G Berry Corporation. While none of these entities is involved in the Security Industry or attempting a consolidation strategy, they may in the future. Thus, Mr. Gladstone may have conflicts of interest in determining to which of these entities, if any, a particular relevant business opportunity should be presented. See "Business -- Conflicts of Interest" and "Certain Relationships and Related Party Transactions."

BENEFITS TO INSIDERS

        Mr. Gladstone currently owns all of the outstanding shares of Common Stock of the Company. Following consummation of the Offering and the Concurrent Offerings, Mr. Gladstone will own beneficially approximately 6.6% of the outstanding shares of the Common Stock (before exercise in full of the outstanding warrant owned by him as of the date of the Effective Date) and approximately 15.1% of the shares of the Common Stock assuming exercise in full of the warrants owned by him as of the Effective Date (but not taking into consideration any shares of Common Stock underlying options or other warrants expected to be outstanding as of the Effective Date). See "Principal Stockholders."

        Pursuant to the American Security Employment Agreement, Mr. Gladstone will receive a salary of $200,000 per year, and will be entitled to receive annual bonuses. Pursuant to the employment agreements that they are to enter into on the Effective Date, Terry L. Brubaker and the Company's Executive Vice President, General Counsel and Secretary will each receive a salary of $200,000 per year and a guaranteed annual bonus of $150,000 for the first year, and will also be entitled to receive certain perquisites. In addition, the Company has adopted the American Security Inc. Section 162(m) Bonus Plan under which the executive officers may receive, in the discretion of a Compensation Committee consisting solely of two or more non-employee directors, cash bonus awards. See "Management -- Executive Compensation; Employment Agreements."

        Mr. Gladstone will enter into a Warrant Agreement (the "Gladstone Warrant") with the Company that will entitle him to acquire 1,263,157 shares of Common Stock (1,488,158 shares if the Underwriters' over-allotment option is exercised in full) at a purchase price per share equal to the initial public offering price per share. The Gladstone Warrant will be exercisable for a period of ten years commencing on the Effective Date. Under the Gladstone Warrant, Mr. Gladstone will be entitled to certain registration rights. See "Shares Eligible for Future Sale."

        Messrs. Gladstone and Brubaker and the Company's Executive Vice President, General Counsel and Secretary will each be eligible to participate in the Incentive Plan, which provides for, among other things, the award of options to purchase shares of Common Stock. Such option awards may take the form of incentive stock options (which must be granted at an exercise price not less than the fair market value of a share of Common Stock on the date of grant or, in the case of affiliates, at an exercise price not less than 110% of the fair market value of a share of Common Stock on the date of grant) or non-qualified stock options (which may, but need not, be granted at an exercise price less than the fair market value of a share of Common Stock on the date of grant). Pursuant to the employment agreements to be entered into on the

Effective Date, Mr. Brubaker and the Company's Executive Vice President, General Counsel and Secretary are each to receive a grant of options (which may be incentive stock options or non-qualified stock options) to purchase 500,000 shares of Common Stock at an exercise price equal to the initial public offering price per share. See "Management -- 1998 Long-Term Incentive Plan."

        Each non-employee director of the Company is to receive an annual retainer fee of $20,000 and, pursuant to the Directors' Plan, automatic initial and annual grants of stock options. Each such non-employee director will receive an automatic initial grant of options to purchase 20,000 shares of Common stock on the later of the Effective Date or the date of his initial election to the Board of Directors, and an automatic annual grant of options to purchase 5,000 shares. Each such option will have an exercise price equal to the fair market value of a share of Common Stock on the date of grant (in the case of initial grants made on the Effective Date, the initial public offering price per share). Philip R. Harper and two other non-employee directors expected to be named to the Board of Directors on the Effective Date will each receive such initial grants on the Effective Date. See "Management -- Director Compensation."

DEPENDENCE ON KEY PERSONNEL

        Overall, the Company believes that its success will depend primarily upon the experience of Mr. Gladstone, its founder, Chairman and Chief Executive Officer. In addition, the Company believes that its success will depend to a significant extent upon Terry L. Brubaker, who will become the Company's President and Chief Financial Officer on the Effective Date; and the Company's Executive Vice President, General Counsel and Secretary, to be named prior to the Effective Date. If the Company loses the services of one or more of its current executives, the Company's business could be adversely affected. The Company may not successfully recruit additional personnel and any additional personnel that are recruited may not have the requisite skills, knowledge or experience necessary or desirable to enhance the incumbent management. The Company does not intend to maintain key man life insurance with respect to any of its executive officers. See "Management."

        Although Messrs. Gladstone and Brubaker have substantial experience acquiring and consolidating businesses, neither of them has any prior experience managing companies formed for the specific purpose of consolidating an industry or managing businesses in the Security Industry.

        In particular, companies that provide security services are highly dependent on the quality and efforts of their professional staff to provide their services and attract and retain clients. Competition for qualified management and professional employees is intense. The Company likely will depend on the senior management of any significant business it acquires in the future to manage the businesses. Such acquired senior management may not be suitable to the Company's business model or combined operations. Furthermore, the loss or interruption of the services of senior management personnel or the inability to attract and retain other qualified management, sales, marketing and technical employees could have an adverse effect on the Company. The Company intends to enter into employment agreements with certain key officers of the Company. Such employment agreements will, where appropriate, include non-compete agreements. In addition, the Company will use a variety of incentive plans to attract and retain key management personnel, including a stock incentive plan, annual bonus plans, a deferred compensation plan and an employee stock ownership plan. See "Management -- Executive Compensation; Employment Agreements," "-- 1998 Long-Term Incentive Plan," "-- 1998 Non-Employee Directors' Stock Plan," "-- 1998 Section 162(m) Bonus Plan" and "-- 1998 Employee Stock Purchase Plan."

ALLOCATION OF MANAGEMENT TIME

        Pursuant to the American Security Employment Agreement, Mr. Gladstone will be required to devote the substantial majority of his business time, attention and efforts to the business of the Company. Pursuant to the American Capital Employment Agreement, Mr. Gladstone is required to devote a portion of his business time, attention and efforts to promote and further the business of American Capital. In addition, Mr. Gladstone anticipates devoting time to his other directorships and professional pursuits. The competing claims upon Mr. Gladstone's time and energies could divert his attention from the affairs of the Company, placing additional demands on the Company's other management resources. Pursuant to their employment agreements with the Company, each of the other executive officers of the Company will be required to devote his full business time, attention and efforts to the business of the Company. The efforts of all or any of these individuals may not be sufficient to meet the Company's management needs. See "Management -- Executive Compensation; Employment Agreements."

                     RISKS OF INVESTMENT IN THE COMMON STOCK

RISKS RELATED TO DIRECT OFFERING

        Concurrently with the Offering, the Company is offering, by means of this Prospectus, 2,000,000 shares of Common Stock directly to directors and officers of the Company and certain associated persons and entities at a price per share equal to the initial public offering price per share. No underwriting discount or commission will be paid in connection with the Direct Offering. Consequently, the proceeds to the Company, if all 2,000,000 shares are sold, will be $30.0 million. There can be no assurance, however, that all of the 2,000,000 shares of Common Stock being offered in the Direct Offering will be sold, and any reduction in the amount of shares sold would result in a corresponding reduction in proceeds to the Company. The loss of such capital resources could have an adverse effect on the Company's acquisition strategy. The Offering is not contingent on a certain number of shares being sold in the Direct Offering.

SHARES ELIGIBLE FOR FUTURE SALE

        Upon completion of the Offering and the Direct Offering (and assuming all 2,000,000 shares are sold in the Direct Offering), the Company will have 12,631,578 shares of Common Stock outstanding. The 10,000,000 shares of Common Stock sold in the Offering and 1,800,000 shares of Common Stock sold in the Direct Offering will be freely tradeable without restriction or further registration under the Securities Act, except that any shares purchased by an "affiliate" of the Company, as that term is defined in Rule 144 ("Rule 144") promulgated under the Securities Act, may generally be sold only in compliance with Rule 144, as described below. See "Shares Eligible For Future Sale."

        All of the remaining 831,578 outstanding shares of Common Stock will be owned by Mr. Gladstone, and will be available for resale, subject to compliance with Rule 144 and subject to a contractual restriction on transfer for 180 days on all of the shares of Common Stock that he owns and a contractual restriction on transfer for one year on 631,578 of the shares of Common Stock that he owns. See "Shares Eligible For Future Sale."

        Further, upon consummation of the Offering and the Concurrent Offerings, 1,263,157 shares (1,488,158 shares if the Underwriters' over-allotment option is exercised in full) will be reserved for issuance upon the exercise of a warrant to be issued to Mr. Gladstone on the Effective Date at an exercise price equal to the initial public offering price per share, 1,000,000 shares of Common Stock will be reserved for issuance upon the exercise of stock options to be granted on the Effective Date under the Incentive Plan, 60,000 shares of Common Stock will be reserved for issuance upon the exercise of stock options to be granted on the Effective Date under the Directors' Plan, and an aggregate of 943,509 additional shares will be reserved for issuance pursuant to the Incentive Plan, the Directors' Plan and the Purchase Plan (an aggregate of 1,078,509 additional shares reserved for issuance if the Underwriters' over-allotment option is exercised in full). Because the number of shares reserved for issuance upon the exercise of awards made or to be made under the Incentive Plan is 9% of the aggregate number of shares of Common Stock outstanding from time to time, future issuances of Common Stock, whether in acquisitions or otherwise, will result in an increase the number of awards available to be made. The Company intends to file a registration statement on Form S-8 as soon as practicable after the consummation of the Offering with respect to the shares of Common Stock issuable upon exercise of all of such options. Such registration statement, to the extent required under the Securities Act, will register for resale the shares of Common Stock acquired upon exercise of such options. The Company has agreed that, at Mr. Gladstone's request, it will file a registration statement under the Securities Act for an offering of the shares underlying his warrant on one occasion during a ten-year period beginning on the first anniversary of the Effective Date. In addition, the Company has agreed to give Mr. Gladstone the right to request that the Company include the shares underlying his warrant on a registration statement filed by the Company during a twelve-year period beginning on the Effective Date. See "Shares Eligible For Future Sale."

        Finally, upon completion of the Offering and the Non-Voting Common Stock Offering, 505,263 shares of Common Stock will be reserved for issuance upon exercise of the warrants to be issued to FBR (which will have the right, beginning one year after the date of this Prospectus, to require the Company to register such shares for sale under the Securities Act) and 166,667 shares will be reserved for issuance upon the conversion of shares of Convertible Non-Voting Common Stock (which shares will be eligible for resale beginning one year from the date of this Prospectus). See "Shares Eligible For Future Sale" and "Underwriting and Plan of Distribution."

        Sales of substantial amounts of Common Stock, or the perception that such sales could occur, could adversely affect the prevailing market price of the Common Stock and impair the Company's ability to raise additional capital through the sale of equity securities. Each of the Company and its existing stockholder, executive officer, officer nominees, director and director nominees has agreed not to offer, pledge, sell, contract to sell, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock during the period ending 180 days after the date of this Prospectus without the prior written consent of the Representative. See "Shares Eligible For Future Sale" and "Underwriting and Plan of Distribution."

NO PRIOR MARKET FOR THE COMMON STOCK; STABILIZATION; POSSIBLE VOLATILITY OF STOCK PRICE

        Prior to the Offering, there has been no public market for the Company's Common Stock. An active public market for the Common Stock may not develop or be sustained after the Offering. The initial public offering price of the Common Stock will be determined by negotiation between the Company and the Representative based on the factors described under "Underwriting and Plan of Distribution." The price at which the Common Stock will trade in the public market after the Offering may be less than the initial public offering price.

        Certain persons participating in the Offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock, including stabilizing bids, syndicate covering transactions or the imposition of penalty bids. For a description of these activities, see "Underwriting and Plan of Distribution." Any of these activities may stabilize or maintain the market price of the Common Stock above the price that would prevail in the absence of such activities. Neither the Company nor the Underwriters makes any representation that the Representative will engage in such transactions or that such transactions, if commenced, will not be discontinued without notice.

        The market price of the Company's Common Stock after the Offering and the Concurrent Offerings could also be adversely affected by confusion or uncertainty as to the pace of the Company's acquisitions, the various segments of the Security Industry being consolidated and the status of the integration of businesses within the Security Industry. In addition, the market price of the Common Stock could be subject to significant fluctuations in response to activities of the Company's competitors, variations in quarterly operating results, changes in market conditions and other events or factors. Moreover, the stock market in the past has experienced significant price and value fluctuations, which have not necessarily been related to corporate operating performance. The volatility of the market could adversely affect the market price of the Common Stock and the ability of the Company to raise equity in the public markets.

NO DIVIDENDS

        The Company has not paid any dividends on its Common Stock to date. The payment of any dividends will be within the discretion of the Company's Board of Directors. It is the present intention of the Board of Directors to retain all earnings, if any, for use in the Company's business operations and, accordingly, the Board of Directors does not anticipate declaring any dividends in the foreseeable future. See "Dividend Policy."

DILUTION TO NEW INVESTORS

        Assuming an initial public offering price of $15.00 per share and that all shares are sold in the Direct Offering, purchasers of Common Stock in the Offering and the Direct Offering and the purchaser of the Convertible Non-Voting Common Stock would experience immediate dilution in the pro forma as adjusted net tangible book value of their shares in the amount of $1.62 per share. See "Dilution." If the Company issues additional Common Stock in the future, including shares that may be issued pursuant to earn-out arrangements, option grants, the Gladstone Warrant, FBR's warrants and future acquisitions, purchasers of Common Stock in the Offering and the Direct Offering may experience further dilution in the net tangible book value per share of the Common Stock. Because the holders of Common Stock do not have any preemptive right to purchase shares of Common Stock issued by the Company in the future, their voting power will be diluted by future issuances of shares of Common Stock by the Company.

POTENTIAL INFLUENCE OF EXISTING STOCKHOLDER

        After the consummation of the Offering and the Concurrent Offerings (and assuming that the Concurrent Offerings are sold in full), Mr. Gladstone, the Company's founder, Chairman and Chief Executive Officer, will own beneficially approximately 6.6% of the outstanding shares of the Common Stock (before exercise in full of the outstanding warrant owned by him as of the date of the Effective Date) and approximately 15.1% of the Common Stock assuming exercise in full of the warrants owned by him as of the Effective Date (but not taking into consideration any shares of Common Stock underlying options or other warrants expected to be outstanding as of the Effective Date). Mr. Gladstone may be able to significantly influence the election of directors and matters requiring the approval of the stockholders of the Company. This concentration of ownership may also have the effect of delaying or preventing a change in control of the Company. See "Principal Stockholders."

CERTAIN ANTI-TAKEOVER PROVISIONS

        The Company is subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which prohibit the Company from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an "interested stockholder," unless the business combination is approved in a prescribed manner

        The Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), Bylaws, employment agreements and employee benefit plans contain provisions that may have the effect of delaying, deferring or preventing a change in control of the Company. For example, the Certificate of Incorporation and Bylaws provide for, among other things, a classified Board of Directors, the prohibition of stockholder action by written consent and the affirmative vote of at least 66 2/3% of all outstanding shares of Common Stock to approve the removal of directors from office. The Company's Board of Directors has the authority to issue shares of Preferred Stock in one or more series and to fix the rights and preferences of the shares of any such series without stockholder approval. Any series of Preferred Stock is likely to be senior to the Common Stock with respect to dividends, liquidation rights and, possibly, voting. The ability to issue Preferred Stock could have the effect of discouraging unsolicited acquisition proposals. The Company's Incentive Plan and similar plans contains provisions that allow for, among other things, the acceleration of vesting or payment of awards granted under such plan in the event of a "change of control," as defined in the plans. In addition, the Company intends to enter into employment agreements with certain executive officers allowing for cash payments under certain circumstances following a change in control, which is generally defined to occur upon (i) the acquisition by any person of 25% or more of the total voting power of the outstanding securities of the Company, (ii) a change in a majority of the members of the Company's Board of Directors or (iii) the approval of certain mergers, sale of substantially all of the Company's assets or dissolution of the Company. See "Description of Capital Stock -- Certain Provisions of Delaware Law and the Company's Amended and Restated Certificate of Incorporation and Bylaws."

                      TAX, LEGAL AND OTHER REGULATORY RISKS

INVESTMENT COMPANY ACT CONSIDERATIONS

        The regulatory scope of the Investment Company Act extends generally to companies engaged primarily in the business of investing, reinvesting, owning, holding or trading in securities. The Investment Company Act also may apply to a company that does not intend to be characterized as an investment company but that, nevertheless, engages in activities that bring it within the Investment Company Act's definition of an investment company. The Company believes that its anticipated principal activities, which will involve acquiring control of operating companies, will not subject the Company to registration and regulation under the Investment Company Act. Nonetheless, because the Company will initially fall within the Investment Company Act's definition of an investment company upon the consummation of the Offering, it will rely on a safe harbor rule that will exempt the Company from the Investment Company Act for a period of one year, provided certain conditions are met. Thereafter, the Company intends to remain exempt from investment company regulation either by not engaging in investment company activities or by qualifying for the exemption from investment company regulation available to any company that has no more than 45% of its total assets invested in, and no more than 45% of its income derived from, investment securities, as defined in the Investment Company Act.

        There can be no assurance that the Company will be able to avoid registration and regulation as an investment company. In the event the Company is unable to avail itself of an exemption or safe harbor from the Investment Company Act, the Company may become subject to certain restrictions relating to the Company's activities, as noted below, and contracts entered into by the Company at such time that it was an unregistered investment company may be unenforceable. The Investment Company Act imposes substantive requirements on registered investment companies including limitations on capital structure, restrictions on certain investments, prohibitions on transactions with affiliates and compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations. Registration as an investment company could have a material adverse effect on the Company.

POTENTIAL REGULATORY REQUIREMENTS

        The Company's acquisition strategy will likely be subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), which could adversely affect the pace of the Company's acquisitions in an industry or its ability to consolidate a segment of the Security Industry to the extent the Company believes appropriate, depending upon the segment being consolidated. Among the requirements that may be imposed in order to obtain approval of an acquisition under the HSR Act may be a requirement that the Company divest a portion of its then-existing operations or those of the acquisition candidate, which may render a given acquisition disadvantageous.

TAX CONSIDERATIONS

        As a general rule, federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. The Company will evaluate the possible tax consequences of any prospective business combination and will endeavor to structure the business combination so as to achieve the most favorable tax treatment to the Company, the acquisition candidate and their respective stockholders. Nonetheless, the Internal Revenue Service (the "IRS") or appropriate state tax authorities may not ultimately agree with the Company's tax treatment of a consummated business combination. To the extent that the IRS or state tax authorities ultimately prevail in characterizing the tax treatment of a business combination, there may be adverse tax consequences to the Company, the acquisition candidate or their respective stockholders.

YEAR 2000 ISSUES

        The Company will implement a Year 2000 program to ensure that the Company's computer systems and applications will function properly beyond 1999. The Company intends to allocate adequate resources for this purpose and expects its Year 2000 date conversion program to be completed successfully on a timely basis. In conjunction with the Company's acquisition of target businesses, management intends to assess each target business' Year 2000 compliance as a part of the Company's due diligence process. The Company currently does not expect the costs necessary to address the Year 2000 issue to be material to its financial condition or results of operations. However, the failure of the Company or of third parties with whom the Company transacts business to address adequately, and in a timely manner, their respective Year 2000 issues could have a material adverse effect on the Company's business, financial condition or results of operations.

                                 USE OF PROCEEDS

        Assuming an initial public offering price of $15.00 per share, the net proceeds to the Company from the sale of the shares of Common Stock in the Offering are estimated to be approximately $138.5 million (approximately $159.4 million if the Underwriters' over-allotment option is exercised in full). Concurrently with the Offering by the Underwriters, the Company is, by means of this Prospectus, making the Direct Offering of up to 2,000,000 shares of Common Stock to directors and officers of the Company and certain associated persons and entities at a price per share equal to the initial public offering price per share. No underwriting discount or commission will be paid in connection with the Direct Offering. Consequently, the proceeds to the Company of the Direct Offering, if all 2,000,000 shares are sold, will be $30.0 million. In addition, the Company anticipates that, contemporaneously with the consummation of the Offering, FBR Asset Investment Corporation, Inc., an affiliate of FBR, will purchase 166,667 shares of Convertible Non-Voting Common Stock directly from the Company in the Non-Voting Common Stock Offering at the initial public offering price. No underwriting discounts or commissions will be paid in connection with the Non-Voting Common Stock Offering. Such purchase, therefore, will result in additional proceeds to the Company of $2.5 million.

        The Company intends to use substantially all of the net proceeds of the Offering and the Concurrent Offerings to engage in consolidation and operating activities, including identifying and evaluating prospective acquisition candidates and structuring, negotiating and consummating the acquisitions, initially in selected segments of the Security Industry. The Company is not currently involved in negotiations and has no current commitments or agreements with respect to any acquisitions. The Company cannot assure that any acquisitions will ever be consummated.

        Pending use of the net proceeds as described above, the Company intends to invest the net proceeds in readily marketable, interest-bearing, investment grade securities.

                         DETERMINATION OF OFFERING PRICE

        Prior to the Offering, there has been no public market for the shares of Common Stock or the Convertible NonVoting Common Stock. The initial public offering price of the Common Stock will be determined by negotiation between the Company and the Representative. Among the factors to be considered in making such determination will be the history of, and the prospects for, other consolidators generally, an assessment of management, the Company's prospects for future earnings, the condition of and prospects for the Security Industry, the general conditions of the economy and the securities market and the prices of offerings by similar issuers. Nonetheless, the price at which the shares of Common Stock will sell in the public market after the Offering may be lower than the price at which they are sold by the Underwriters. See "Underwriting and Plan of Distribution." The price of the Convertible Non-Voting Common Stock will be equal to the initial public offering price per share of the Common Stock. The Convertible Non-Voting Common Stock will be non-transferable and will not be publicly traded.

                                 DIVIDEND POLICY

        The Company does not anticipate paying any cash dividends on its Common Stock or Convertible Non-Voting Common Stock in the foreseeable future because it intends to retain its earnings, if any, to finance the expansion of its business and for general corporate purposes. Any payment of future dividends will be at the discretion of the Board of Directors and will depend upon, among other factors, the Company's earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to the payment of dividends and other considerations that the Board of Directors deems relevant.

                                 CAPITALIZATION

        The following table sets forth (i) the actual capitalization of the Company at July 30, 1998 and (ii) the capitalization of the Company as adjusted to give effect to the sale of 10,000,000 shares of Common Stock in the Offering, the sale of 2,000,000 shares of Common Stock in the Direct Offering, and the sale of 166,667 shares of Convertible Non-Voting Common Stock in the Non-Voting Common Stock Offering, in each case at an assumed initial public offering price of $15.00 per share, and the application of the estimated net proceeds therefrom. See "Use of Proceeds."

                                                                                                        AS OF JULY 30, 1998
                                                                                                  ---------------------------------
                                                                                                  ACTUAL             AS ADJUSTED(1)
                                                                                                  ------             --------------
Stockholder's equity:
       Common Stock, $.001 par value; 100,000,000 shares authorized,
          631,578 shares issued and outstanding on an actual basis
          and 12,631,578 shares issued and outstanding on an as adjusted basis...............    $      13               $  12,632
       Convertible Non-Voting Common Stock, $.001 par value;
          166,667 shares authorized, no shares issued and outstanding on an
          actual basis and 166,667 shares issued and outstanding on an as adjusted basis.....           --                     167
       Preferred Stock, $.001 par value; 10,000,000 shares authorized,
          no shares issued and outstanding on an actual and an as adjusted basis.............           --                      --
       Additional paid-in capital............................................................      180,081             171,167,300
       Retained earnings.....................................................................       11,604                  11,604
                                                                                                  --------             -----------
               Total stockholder's equity....................................................      191,698             171,191,703
                                                                                                  --------             -----------
                       Total capitalization..................................................    $ 191,698            $171,191,703
                                                                                                  ========             ===========

------------------------

(1) Does not include (i) the 166,667 shares of Common Stock to be issued upon the conversion of the Convertible Non-Voting Common Stock, (ii) the 1,263,157 shares of Common Stock reserved for issuance upon the exercise of a warrant to be issued to Mr. Gladstone on the Effective Date at an exercise price equal to the initial public offering price per share,
        (iii) the 1,000,000 shares of Common Stock to be reserved for issuance under options expected to be granted to members of the management team on the Effective Date at an exercise price equal to the initial public offering price per share under the Incentive Plan, (iv) the 60,000 shares of Common Stock to be reserved for issuance under options expected to be granted on the Effective Date at an exercise price equal to the initial public offering price per share under the Directors' Plan, and (v) the 505,263 shares of Common Stock reserved for issuance upon the exercise of warrants to be issued to FBR in connection with the Offering. See "Management -- 1998 Long-Term Incentive Plan," "-- 1998 Non-Employee Directors' Stock Plan," "-- 1998 Employee Stock Purchase Plan," "Description of Capital Stock -- Convertible Non-Voting Common Stock" and "Underwriting and Plan of Distribution."

                                    DILUTION

        The Company had a net tangible book value at July 30, 1998, of $191,698 or a book value of $0.30 per share of Common Stock. Net tangible book value per share is determined by dividing the net tangible book value of the Company (tangible assets less total liabilities) by the number of shares of Common Stock outstanding. Adjusting for the sale by the Company of the 10,000,000 shares of Common Stock offered in the Offering and the application of the estimated net proceeds therefrom as described under "Use of Proceeds," and after giving effect to the sale of 2,000,000 shares of Common Stock and 166,667 shares of Convertible Non-Voting Common Stock in the Concurrent Offerings, in each case at an assumed initial public offering price of $15.00 per share, the pro forma net tangible book value of the Company, as adjusted, at July 30, 1998 would have been $171,191,703 or $13.38 per share. This amount represents an immediate dilution to new investors of $1.62 per share and an immediate increase in pro forma as adjusted net tangible book value per share to existing stockholders of $13.08 per share. The following table illustrates this per share dilution to new investors:

Assumed initial public offering price per share..........................................                   $15.00
       Net tangible book value per share at July 30, 1998................................    $  0.30
       Increase in net tangible book value per share resulting from the Offering
          and the Concurrent Offerings...................................................    $ 13.08
                                                                                               -----

Pro forma net tangible book value per share after the Offering
          and the Concurrent Offerings...................................................                    13.38
                                                                                                             -----

Pro forma dilution to new investors......................................................                   $ 1.62
                                                                                                             =====

        If the Underwriters' over-allotment option is exercised in full, the increase in pro forma net tangible book value per share resulting from the Offering and the Concurrent Offerings, pro forma net tangible book value per share after the Offering and the Concurrent Offerings, and pro forma dilution to new investors would be $13.14, $13.44 and $1.56, respectively.

        The following table sets forth at July 30, 1998, after giving effect to the sale of the Common Stock in the Offering and the sale of 2,000,000 shares of Common Stock and 166,667 shares of Convertible Non-Voting Common Stock in the Concurrent Offerings in each case at an assumed initial public offering price of $15.00 per share: (i) the number of shares of Common Stock purchased by the existing stockholder from the Company, the total consideration and the average price per share paid to the Company for such shares; (ii) the number of shares of Common Stock purchased by new investors in the Offering and the Concurrent Offerings from the Company and the total consideration and the price per share paid by them for such shares; and (iii) the percentage of shares purchased from the Company by the existing stockholder and the new investors and the percentages of consideration paid to the Company for such shares by the existing stockholder and new investors.

                                                         SHARES PURCHASED(1)              TOTAL CONSIDERATION
                                                      -------------------------       ----------------------------     AVERAGE PRICE
                                                      NUMBER            PERCENT       AMOUNT               PERCENT       PER SHARE
                                                      ------            -------       ------               -------       ---------
Existing Stockholder............................       631,578            4.9%     $    180,094               0.1%        $  0.29
Existing Stockholder purchasing
   in the Direct Offering.......................       200,000            1.6         3,000,000               1.6           15.00
New investors(2)................................    11,966,667           93.5       179,500,005              98.3           15.00
                                                    ----------          -----       -----------              ----

        Total...................................    12,798,245          100.0%     $182,680,099             100.0%
                                                    ==========          =====       ===========             =====

------------------------

(1) Does not include: (i) shares of Common Stock that are reserved for issuance under the Incentive Plan (1,136,842 shares on the Effective Date, or 1,271,842 shares if the Underwriters' over-allotment option is exercised in full), of which options to purchase 1,000,000 shares of Common Stock are expected to be granted upon consummation of the Offering at an exercise price equal to the initial public offering price per share; (ii) 200,000 shares of Common Stock reserved for issuance under the Directors' Plan, of which options to purchase 60,000 shares of Common Stock are expected to be granted upon consummation of the Offering at an exercise price equal to the initial public offering price per share; and (iii) 666,667 shares of Common Stock reserved for issuance under the Purchase Plan. See "Management -- 1998 Long-Term Incentive Plan," "-- 1998 Non-Employee Directors' Stock Plan" and "-- 1998 Employee Stock Purchase Plan."

(2) Includes proceeds to be received by the Company from the sale of 166,667 shares of Convertible Non-Voting Common Stock in the Non-Voting Common Stock Offering. See "Description of Capital Stock -- Convertible Non-Voting Common Stock."

                             SELECTED FINANCIAL DATA

                                                                    AS OF JULY 30, 1998
                                                                    -------------------
          Assets......................................                    $351,981
          Liabilities.................................                    $160,283
          Stockholder's equity........................                    $191,698


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion should be read in conjunction with the historical balance sheet of the Company and related notes thereto appearing elsewhere in this Prospectus.

OVERVIEW AND RESULTS OF OPERATIONS

        The Company, which was incorporated in Delaware on April 9, 1998, is the successor by merger to David Gladstone & Company, a Virginia corporation that was formed on November 12, 1997 to analyze and develop opportunities in consolidation transactions and to analyze the efficiencies of the corporate rationalization strategy. Through July 30, 1998, the Company has incurred offering costs of $271,833. The net proceeds from the proposed sale of the 10,000,000 shares of Common Stock offered hereby, and from the sale of 2,000,000 shares of Common Stock and the 166,667 shares of Convertible Non-Voting Common Stock in the Concurrent Offerings, which are estimated to be approximately $171.0 million ($191.9 million if the Underwriters' over-allotment is exercised in full) (assuming, in both cases, the Concurrent Offerings are sold in full), will be used by the Company in its acquisition program and, to a much lesser extent, to fund operations of the Company. While the Company expects to embark on an active acquisition program, until such time as acquisitions are consummated, the Company's income will represent interest on the investment of the net proceeds of the Offering and the Concurrent Offerings offset by salaries and other operating costs of the Company.

LIQUIDITY AND CAPITAL RESOURCES

        Assuming an initial public offering price of $15.00 per share and that the Concurrent Offerings are sold in full, following the consummation of the Offering and the Concurrent Offerings, the Company will have cash and cash equivalents of approximately $171.0 million ($191.9 million if the Underwriters' over-allotment option is exercised in full). In addition, the Company has initiated negotiations to obtain a credit facility that may be used for future acquisitions or other capital requirements. The terms and conditions of any debt facility the Company may enter into, including the fee arrangements, will be subject to mutual agreement. Use of any such facility would likely be subject to conditions customary to facilities of this type, including restrictions on other indebtedness, mergers, acquisitions, dispositions and similar transactions. The Company may not succeed in obtaining a facility of any size or in negotiating terms satisfactory to the Company. Except for these preliminary negotiations, the Company currently has no plan or intention to obtain additional capital through debt or equity financing in the next 12 months. If and when the Company requires additional financing for its acquisition program or for other capital requirements, the Company may be unable to obtain any such financing on terms that the Company deems acceptable. The Company also expects to utilize its Common Stock as a source of capital to provide a portion of the consideration paid to acquire certain companies. The Company believes that the net proceeds from the Offering and the Concurrent Offerings, combined with the available authorized but unissued and unreserved shares of Common Stock that may be issued in acquisitions, will be sufficient to fund its operations and acquisition program for the next 12 to 18 months.

                                    BUSINESS

THE COMPANY

        American Security Inc. was founded by David J. Gladstone to make investments in and to build a national enterprise through the acquisition and integration of numerous businesses in the Security Industry. The Company defines the "Security Industry" as those businesses dedicated to protecting both companies and individuals from the loss of their assets and protecting individuals from personal harm. The Company plans to concentrate its acquisition efforts initially on the security investigations, security consulting and information security segments of the Security Industry. To date, the Company has had limited operations generally consisting of organizational activities, consulting activities, and research and analysis with respect to industry consolidations and acquisition opportunities. As of July 30, 1998, the Company had assets of $351,981 and a net worth of $191,698.

        David J. Gladstone is the Chairman of American Capital Strategies, Ltd., a buyout and specialty finance company with capital resources exceeding $150 million. American Capital provides growth and acquisition financing to middle market companies for employee buyouts, management buyouts and restructurings. Since American Capital's initial public offering in August 1997, Mr. Gladstone has overseen and approved more than $90 million of new acquisitions or growth financings. Pursuant to his employment agreement with American Capital, Mr. Gladstone serves as American Capital's Chairman of the Board and, in that capacity, is obligated to assist American Capital in reviewing and approving new business and investment opportunities and providing overall strategic planning and growth analyses for American Capital, among other things.

        Mr. Gladstone is the past Chairman and Chief Executive Officer of Allied Capital Corporation, a mezzanine and senior debt lender that, until December
31, 1997, was a series of five public companies. During Mr. Gladstone's 23-year tenure at Allied Capital, which ended in February 1997, he oversaw and was responsible for Allied Capital's investing more than $1 billion in small and medium-sized businesses, $550 million of which was invested from January 1, 1992 to December 31, 1996.

        Mr. Gladstone's experience includes participation in over 300 acquisitions and financings of businesses in over 27 different industries, including 11 consolidators in the following industries: waste management and waste hauling, government contracting, fast food restaurants, moving and storage, convenience stores, community directories, court reporters, sports equipment manufacturing, temporary employment services, printing services and television and radio broadcasting.

        The Company will seek to leverage the experience and expertise of Mr. Gladstone, its founder, Chairman and Chief Executive Officer, and the Company's management team to become a leading consolidator of companies in the Security Industry. The Company's management team is expected to consist of, in addition to Mr. Gladstone: Terry L. Brubaker, the designated President and Chief Financial Officer; and an Executive Vice President, General Counsel and Secretary with significant acquisition experience to be named prior to the Effective Date. See "Management -- Executive Officers and Directors." Although the Company's management team has substantial experience acquiring and consolidating businesses, the Company's current management has no experience managing companies formed for the specific purpose of consolidating an industry or managing businesses in the Security Industry. The Company, therefore, expects to rely in part on the expertise of its Board of Directors and in part upon management of acquired companies or other individuals who are experienced in the segments of the Security Industry in which the Company pursues consolidation.

SECURITY INDUSTRY

        According to the Freedonia Report, the world market for private security services was estimated at $55 billion in 1997. The United States is the largest market, accounting for approximately 40% of global revenues. Western Europe accounts for approximately 37% and Japan accounts for approximately 8% of the world market. The Freedonia Report estimates that approximately 13,000 to 15,000 companies currently operate in the private security market in the United States.

        The Freedonia Report indicates that the market for private security services in the United States is expected to expand at an annual pace of 8.5% through the year 2002 to $35 billion. The Company believes that violent and property crimes are a major concern of businesses, institutions (such as educational and medical facilities, libraries and museums) and individuals, supporting continued growth of the Security Industry as a whole. The spread of less traditional crimes, such as computer hacking, corporate espionage and terrorism, has spawned the development of newer security services like data security and consulting. Moreover, the rising incidence of employee-related crime is fueling demand for an array of services ranging from drug testing and integrity assessment to background checks and other forms of private investigation.

        The real or perceived threat of crime, fire, medical emergency or other security problem influences the demand for security products or services. The real and perceived threat is driven, the Company believes, by general demographic trends, as well as the influence of media coverage of actual crimes. Responses to these security problems, and the accompanying fears, have varied among individuals and businesses and generated demand for crime prevention products and services. For example, offerings of home and personal security products and services to prevent crime have proliferated. Businesses have also focused on personnel investigations, asset theft, computer crime and industrial espionage.

SECURITY INDUSTRY SEGMENTS

        Although the Company will have broad discretion in identifying and selecting the segments of the Security Industry that it expects to consolidate, the Company plans to concentrate its acquisition efforts initially on the following segments of the Security Industry:

        - Security Investigations. Companies and individuals that operate in the security investigations segment of the Security Industry
                (i) perform insurance investigations, polygraph examinations, employee background checks, drug tests and credit and financial status checks, (ii) provide business intelligence, including due diligence used in mergers and acquisitions, (iii) locate missing persons and (iv) investigate fraud and theft, among other things.

                According to the Freedonia Report, domestic revenues in 1997 for the security investigations segment of the Security Industry were $2.8 billion. The Freedonia Report projects the market in the United States for security investigation services will expand at an annual pace of 7.4% through 2002 to $4 billion. Factors contributing to the ongoing rise in demand for investigative services include the growing incidence of the types of threats for which private investigative services are well suited, including insurance fraud, employee theft, embezzlement and drug use; and a marked increase in the retention of private investigators by less traditional users, such as institutions. The Freedonia Report also indicates a general rise in home-related social problems, such as divorce, desertion, domestic violence and interfamilial litigation over estates, which problems, along with others, often lead to the retention of professional private investigators by private citizens.

                The proliferation of information resources on the Internet and elsewhere has both negative and positive consequences for the private investigative industry. On the one hand, the vast amount of data now readily available from a computer terminal has expedited the work of investigators and created opportunities for investigative firms adept at navigating through such information or specializing in a given area. On the other hand, such resources allow firms and individuals themselves to perform searches that would have previously required a professional investigator.

                Those firms that provide security investigations services range from individual private investigators offering general investigative services to larger firms that specialize in security threats (such as industrial espionage, embezzlement, hostage situations and terrorism) faced by large multinational corporations.

        - Security Consulting. Security consultants generally advise clients on security-related matters by (i) performing a security survey, by which the consultants examine and evaluate the client's environment and existing physical security systems and procedures, (ii) assessing the risk of security breaches, including determining the types of breaches to which the client is most vulnerable, and (iii) recommending a detailed security program for the client, including types of external or internal controls to employ. Security consultants can also help clients in program implementation, performing such tasks as reviewing bids from security equipment and service vendors, rating the effectiveness of security guard forces and putting pre-employment screening procedures in place, among others. Security consulting firms typically require minimal overhead, and can operate profitably on relatively lower (and less steady) levels of business.

                According to the Freedonia Report, domestic revenues in 1997 for the security consulting segment of the Security Industry were $530 million. The Freedonia Report projects that the United States market for security consulting services will increase nearly 8% per year through the year 2002 to $775 million. As with other types of security services, the Company believes that the fear and risk of crime -- and especially white-collar and nontraditional crimes such as terrorism, embezzlement, industrial espionage and computer crime -- will be the primary growth driver. The Company believes that growth in this segment will also be propelled by the growing sophistication and complexity of security solutions, especially electronic hardware, because most organizations lack the expertise to choose the optimum mix of products and services most appropriate for their needs. Security consultants will also continue to benefit from the outsourcing trend, as well as from growing demand by small and mid-sized businesses and institutions lacking the resources (or the desire) to maintain dedicated security departments. Moreover, it is common for corporate security departments to call in consultants for assistance in combating specific security threats or advice on implementing a particular protective measure on a periodic or irregular basis.

                Those companies that offer security consulting services include large security service vendors, which offer some security consulting services among their other services, and a large cadre of specialized security consulting firms created by former security industry executives and employees, law enforcement officers, federal agents and others.

        - Information Security Services. Companies operating in the information security services segment of the Security Industry assist organizations in determining what type of approach to safeguarding information is most appropriate for them, including
                (i) information systems design and implementation, (ii) systems integration, (iii) encryption services, (iv) value-added reselling, (v) disaster recovery planning, (vi) user training,
                (vii) systems monitoring and maintenance and (viii) other activities, such as tracing fraudulent telephone and credit card usage.

                Information security threats facing organizations are becoming more formidable, and preventative and corrective options are increasing both in number and complexity. As a result, higher value-added services such as consulting, systems integration and configuration management are commanding a higher profile. In response, many of the major information security hardware and software vendors have incorporated these types of activities into their overall business mix.

                According to the Freedonia Report, domestic revenues in 1997 for the information security services segment of the Security Industry were $415 million. The Freedonia Report projects that the market in the United States for information security services will increase nearly 25% per annum through the year 2002 to $1.2 billion. Fueling gains in this segment is the increasingly broad and complex array of security options facing organizations, which virtually require the assistance of data security specialists in order to maximize return on investment. While some firms will continue to handle their information security needs through in-house personnel, a growing number of establishments are outsourcing these functions to contract service providers. Always important, the burgeoning growth of computer networking has rendered information security services more critical than ever. In particular, the Company believes the need to secure commercial transactions conducted in cyberspace will be a primary driver of incremental growth in the information security services market into the early part of the next century.

        The Company has decided to focus initially on consolidation of the security investigations, security consulting and information security services segments of the Security Industry because the Company believes these segments have characteristics that make them suitable for consolidation. The Company believes that these segments are primarily characterized by privately-held or family-owned businesses, whose owners and operators may desire liquidity and may be unable to access the capital markets effectively or to expand beyond a local or regional base. The Company plans to pursue these segments of the Security Industry because they are fragmented, with few, if any, market leaders, and could benefit from the development of a national brand and certain economies of scale.

        To a lesser extent, the Company may seek selected acquisition opportunities in the alarm monitoring, guard services and armored vehicle services segments of the Security Industry.

        - Alarm Monitoring. Companies in the alarm monitoring segment of the Security Industry monitor commercial, residential and vehicular alarm systems. According to the Freedonia Report, revenues in 1997 for the alarm monitoring segment of the Security Industry were $7 billion.

        - Guard Services. Uniformed security guards are employed wherever the physical environment warrants the constant protection of human beings, property or other valuables, serving as a deterrent to potential criminal activity by their mere presence. Guard services are widely employed in commercial and financial establishments, factories and other industrial settings, private residences (particularly apartments and other multi-unit facilities), and institutions, such as educational and medical facilities, libraries and museums.

                According to the Freedonia Report, revenues in 1997 for the guard services segment of the Security Industry were $9.5 billion.

        - Armored Vehicle Services. The armored vehicle services segment of the Security Industry includes companies that are primarily in the business of transporting items of value, such as currency, coins, jewelry, stocks and bonds, checks, precious metals and similar items, via heavily armored vehicles guarded by armed security personnel. Most armored vehicle services firms now also provide services, which can include payroll and food stamp processing, check cashing and encoding, coin sorting and packaging, coin collection from parking meters, plastic card storage and distribution, servicing of vending machines and casino gaming equipment, traveler's check storage, ticket machine replenishment, secure air transport, retail cash management, vault storage, automated teller machine (ATM) servicing and armed courier services. According to the Freedonia Report, revenues in 1997 for the armored vehicle services segment of the Security Industry were $1.2 billion.

        Although a number of companies have been working to consolidate the alarm monitoring, guard services and armored vehicle services segments of the Security Industry, and there are several market leaders in each, the Company believes that there may still exist select opportunities to acquire businesses that would complement and advance the Company's strategy.

STRATEGY

        General. The Company believes numerous factors exist that create a favorable environment for consolidation within the Security Industry. As businesses have become nationwide in scope, the need and demand for a nationwide (even international) vendor supplying uniformly high-quality security products and services have increased. Similarly, as brand consciousness among end users has increased in certain industries, national brands have realized significant advantages in the marketplace, such as the ability to differentiate their products and services, allowing premium pricing and enhanced customer loyalty. In addition, larger consolidators continue to achieve competitive advantages by creating operating synergies through, among other things, the elimination of redundant corporate functions and the use of information technology to decrease costs and increase revenues. Furthermore, many companies have developed an increased interest in dealing with large service providers, which has enabled those providers to generate efficiency gains and margin improvements. Moreover, consolidators will continue to benefit from the outsourcing trend. As the consolidation model has been successfully implemented by consolidators, their access to the capital markets, particularly the public equity markets, has increased.

        The Company's goal is to become the leading consolidator of selected segments of the Security Industry. The Company intends to acquire established local or segment businesses and combine and integrate them into an effective national or international organization with a unique "franchise" or brand identification. The Company believes that its strong financial position after the Offering and the Concurrent Offerings, the operating and acquisition expertise of its management team and its ability to address the needs of local management will allow it to achieve its goal of being the "consolidator of choice" of acquisition candidates in the Security Industry.

        In order to achieve its goal, the Company will focus on identifying acquisition candidates that meet the Company's corporate acquisition criteria, acquiring those companies for cash or Company stock. The Company will also seek to implement a corporate rationalization philosophy, leverage the resources of a national enterprise and increase brand awareness, all of which are intended to increase revenues and profitability.

        Corporate Rationalization. While Mr. Gladstone was managing American Capital and Allied Capital, those companies employed a philosophy of "corporate rationalization" in many transactions in which those two companies had a major ownership interest. The Company intends to employ the corporate rationalization philosophy in its corporate acquisition approach and its corporate operating approach by (i) determining the most profitable economic model a business can sustain, (ii) establishing accounting and reporting systems to track a business' adherence to the economic model, (iii) empowering and rewarding management and employees to execute the model and (iv) tracking the results to determine if changes should be made in the business' implementation of the model.

        Corporate Acquisition Approach. The Company intends to focus on the acquisition of companies having some or all of the following characteristics:
(i) stable cash flows and recurring revenue streams from long-term customer relationships where customers have recurring needs; (ii) low product obsolescence and little reliance on rapid innovation or high-technology to drive recurring revenue streams; (iii) long-term growth prospects for products and services offered; (iv) a strong customer base in the communities served by the acquisition candidate; (v) an experienced management team comprised of industry experts; (vi) favorable demographic trends; and (vii) an under-penetrated market for products or services provided by the acquisition candidate. Elements of this approach include:

        - Platforms and Add-ons. The Company's strategy includes acquiring larger, established, high-quality companies in targeted geographic areas or industry sub-segments, or "platforms," into which the facilities and operations of local and/or smaller acquired companies, or "add-ons," can be merged, allowing certain cost rationalizations, including elimination of redundant facilities and excess overhead, as described below in "-- Corporate Operating Approach -- Using Platform and Add-on System to Eliminate Redundant Facilities and Services."

        - Stock as Currency. The Company has the flexibility to use either shares of its stock or cash, or a combination thereof, in making acquisitions. The form of the consideration that the Company uses for a particular acquisition will depend upon the form of consideration that the sellers of the business require and the most advantageous way for the Company to account for and to finance the acquisition. However, the Company will seek to structure many of its acquisitions using the Company's stock as full or partial payment.

        The Company has conducted analyses of many companies in the Security Industry, including companies that could subsequently be selected as prospective acquisition candidates by the Company. The Company will have broad discretion in identifying and selecting possible acquisition candidates. The Company currently has no proposals, arrangements or understandings with respect to the acquisition of any specific business, but the Company's management believes that, through the prior experience of Mr. Gladstone and the Company's management team, the Company will have available to it an extensive referral network of investment and commercial bankers, business leaders, attorneys, accountants and business and financial brokers that will assist the Company in identifying, attracting and acquiring desirable acquisition candidates. In addition, as the Company grows, management of the acquired companies will also assist in identifying prospective acquisition candidates.

        Corporate Operating Approach. The Company will use the corporate rationalization philosophy, as described above, in its corporate operating approach and intends to use the following principles in its operations:

        - Management as a Member of the Team. As part of its strategy, the Company intends to foster a culture of cooperation and teamwork that will make each manager know that they are part of the larger corporate team. The Company intends to allow the managers of newly acquired businesses to continue to operate those aspects of the business that relate to customer relations while the Company, at the parent company level, centralizes administrative functions to provide benefits from operating efficiencies and synergies resulting from the consolidation of acquired businesses into a larger enterprise. This is in contrast to the traditional consolidation approach used by other consolidators in which the past management is often relieved of management responsibility as a result of a complete centralization of management in the consolidated enterprise.

        - National Strategy with Local Execution. The Company plans to provide strategic oversight and guidance with respect to financing, marketing and operations, while managers of acquired businesses will be responsible for the day-to-day operations of each of the acquired companies and will continue to manage most of the functions that involve contact with the customer, including local sales and marketing and local customer service, as well as a limited amount of credit and collections. The Company believes that this decentralized operational philosophy, coupled with a national strategy, results in better customer service because local management has the ability to respond to each local customer with a sense of mission and purpose that comes from a rationalized approach to the business.

        - Heightened Brand Awareness. The Company believes that many customers purchase products and services based on long-term personal relationships and that managers and employees who remain part of the community can sell more when equipped with a powerful brand name and greater resources. By employing a national brand name in a combined entity with greater resources, the Company expects to increase sales to existing customers and to attract new customers through the provision of a more comprehensive security solution.

        - Implementing Strategic Marketing and Cross-Functional Selling. The Company believes that, with respect to the Security Industry, it may achieve certain efficiencies through strategic marketing plans to be shared by acquired companies as well as cross-functional selling to customers of each of the acquired companies. For example, the Company intends to combine the proprietary databases of its acquired companies. These synergies of strategic marketing and cross-functional selling are intended to allow additional services to be provided or goods to be sold to existing customers of the acquired companies. This marketing combination is also intended to provide a broader geographic sales and service reach for each of the acquired companies, thereby increasing the customer base of the acquired companies and resulting in additional revenues for the Company.

        - Use of Stock as Payment and as Incentive Compensation. The Company's use of stock as payment, coupled with the retention of experienced operators and established sales organizations, creates a high percentage of employee ownership and strong incentives for good performance. The Company believes that this stock ownership approach, in conjunction with the implementation of incentive compensation programs geared to specific performance goals, will help to align the objectives of the acquired companies' managers and employees with those of the Company's stockholders. Also, the Company intends to implement an employee stock ownership plan to increase ownership by the Company's employees and further align employee and investor interests by making all employees long term owners.

        - Using Platform and Add-on System to Eliminate Redundant Facilities and Services. Although the success of the Company's strategy to acquire platforms into which the facilities and operations of add-ons are merged may vary depending on the segment being consolidated, the Company believes that there exists an opportunity to use this strategy to reduce the number of facilities and the corporate overhead of acquired companies. This strategy also enables the integration of certain operational activities among acquired companies, thereby permitting the elimination of duplicative facilities and costs and is intended to enable the Company to benefit from economies of scale to decrease operating costs and increase operating margin. The Company may seek to combine at the parent level certain of the following administrative functions: purchasing, accounting, human resources, finance, financial reporting, insurance, employee benefits and legal support.

        - Implementing System and Technology Improvements. The Company believes it will be able to increase the operating margin of the combined acquired companies by using operating and technology systems to improve and enhance the operations of the combined acquired companies. The Company expects many acquired companies will not have made material investments in such operating and technology systems because, as independent entities, they lacked the necessary scale to justify the investment. As a large entity, the Company may be able to better institute these systems improvements, particularly with respect to accounting and financial systems, enabling better quotation and job costing performance and logistics and distribution systems. The Company believes that the implementation of such systems may significantly increase the speed and accuracy of order processing and fulfillment, while also providing measurement and analysis tools to increase operating efficiencies.

        The Company believes that, following the Offering and the Concurrent Offerings, its strong financial position and substantial liquidity, when combined with the consolidation experience of its management team, will create significant competitive advantages for the Company that will enable it to achieve its goal of being the "consolidator of choice" of acquisition candidates in the Security Industry. The Company expects to benefit from its ability to deploy rapidly its significant financial resources and to use its publicly traded stock as currency in selected acquisitions. Because the Company initially will have significant cash and cash equivalents, the Company's ability to acquire attractive companies is not likely to be constrained initially by the need to access the capital markets. Furthermore, the Company believes that its corporate rationalization philosophy will generate significant competitive advantages and help it attract and acquire companies.

CONFLICTS OF INTEREST

        Mr. Gladstone serves as both the Chairman and Chief Executive Officer of the Company and currently as the Chairman of American Capital. American Capital and Mr. Gladstone have agreed to amend the American Capital Employment Agreement to permit Mr. Gladstone's role with the Company, to change his position with American Capital from Chairman to Vice Chairman and to make related changes, all as of the Effective Date.

        As a director of both the Company and American Capital, Mr. Gladstone owes a duty of loyalty and a duty of care under Delaware law to both companies. These duties obligate him to present certain business opportunities to the company to which he owes the duties before allowing others to pursue such opportunities. In the absence of an agreement defining Mr. Gladstone's duties to each company or resolving potential conflicts between his conflicting duties and obligations, the Company may choose to avoid acquisition opportunities or segments of the Security Industry that pose risks of conflict. For example, the Company may determine not to pursue acquisition opportunities in which American Capital has a significant investment. American Capital currently has no investments in any company in the Security Industry.

        In addition, Mr. Gladstone has entered into the American Capital Employment Agreement and intends to enter into, upon the Effective Date, the American Security Employment Agreement. While Mr. Gladstone has not in the past been and is not to be responsible for the day-to-day oversight of American Capital, his prospective position as Vice Chairman of the Board of American Capital may nonetheless result in competition between American Capital matters and Company matters for his time and professional attention, and may result in or exacerbate conflicts as to his obligations to present business opportunities to one company or another, or to pursue such opportunities for one company or another.

        Philip R. Harper, who has been named to become a Director of the Company on the Effective Date, serves as a director of American Capital. In addition, Mr. Harper serves as President, Chief Executive Officer and a director of U.S. Investigations Services, Inc., a private security investigations and consulting company that contracts with the federal government.

        In their roles as directors of both the Company and American Capital, Messrs. Gladstone and Harper each owe duties of loyalty and care to both the Company and American Capital simultaneously. There may be certain circumstances in which either or both of Messrs. Gladstone and Harper are unable to fulfill his or their duties and obligations to one company without allegedly breaching those duties and obligations to the other company. Any alleged breach could result in litigation by or on behalf of the offended company under any of a number of possible legal theories, including seeking damages from either or both of Messrs. Gladstone and Harper for the purported breach or for inducing either or both of them to breach their respective duties to the offended company or, with respect to Mr. Gladstone, from the other such company for tortiously interfering with the offended company's contractual relationship with Mr. Gladstone. The conduct or response to any such litigation could consume significant management attention and resources, and the defense, settlement or final adjudication of any such litigation could have a material adverse effect on the Company's business, financial condition or results of operations.

COMPETITION

        Competition in the Security Industry. On the whole, the Security Industry is highly competitive. A large number of companies, both public and private, provide products or services aimed at protecting businesses and individuals from the loss of assets and protecting individuals from personal harm. According to the Freedonia Report, approximately 13,000 to 15,000 companies currently operate in the private security sector in the United States. See "-- Security Industry."

        The Company's competition in the security investigations segment of the Security Industry ranges from individual private investigators offering general investigative services to larger firms that specialize in security threats (such as industrial espionage, embezzlement, hostage situations and terrorism) faced by large multinational corporations. In this segment, the Company's profitability may be limited by competition not only from the many companies that currently provide security investigation services, but also from other Security Industry companies that are diversifying into traditional investigative services. In the case of employee pre-hiring checks, for example, some firms that previously specialized in supplying and grading integrity checks have expanded their operations to include education verification, reference checks and other forms of background investigations typically performed by investigators.

        In the security consulting segment of the Security Industry, the Company faces competition from large security service vendors, which offer some security consulting services among their other services, and a large cadre of specialized security consulting firms created by former security industry executives and employees, law enforcement officers, federal agents and others. Additionally, this segment faces competition from in-house security management staff, particularly in large corporations and government agencies. This is especially true of organizations such as banks and public utilities, which participate in industries and activities where security risks are unusually high as a matter of course. Security consultants will continue to benefit, however, from the outsourcing trend, as well as from growing demand by small and mid-sized businesses and institutions lacking the resources (or the desire) to maintain dedicated security departments. Moreover, it is common for corporate security departments to call in consultants for assistance in combating specific security threats or advice on implementing a particular protective measure on a periodic or irregular basis.

        The Freedonia Report indicates that, while new participants will continue to enter the security consulting services segment of the Security Industry at a brisk pace, more aggressive competition from the larger, diversified Security Industry companies will edge out some of the marginal and niche-based consulting businesses.

        The information security services segment of the Security Industry is highly fragmented, with no single company believed to hold a significant share of the total market. Aside from information security hardware and software products vendors, there are numerous other firms that specialize in information security services, or offer such services as a part of a broader suite of general-purpose security or information processing-related services. Many of these are smaller operations, employing fewer than a dozen personnel, although larger computer service firms are also involved. Firms have also entered the market from related fields such as Internet access services. In addition, many management consulting firms now offer or are in the process of developing consulting and other information security-related services.

        Competition in the Security Industry generally, and particularly in the segments in which the Company intends to concentrate initially, may increase due to the addition of future industry participants. Certain of the companies operating in the Security Industry have, and new entrants may have, substantially greater financial and other resources than the Company. A number of the Company's existing competitors have, and prospective competitors may have, long-established relationships with their clients. Furthermore, the vast amount of data now readily available from a computer terminal allows firms and individuals themselves to perform searches that would have previously required a professional investigator.

        Competition for Acquisitions. The Company may encounter intense competition from other consolidators or acquirors having a business objective similar to that of the Company. Many of these entities may be well established and have extensive experience in identifying consolidation opportunities and effecting business combinations directly or through affiliates. Many of these competitors may possess greater financial, personnel and other resources than the Company expects to have and there can be no assurance that the Company will be able to compete successfully. Competition could lead to higher prices being paid for acquired companies. In addition, to the extent that the Company determines to consolidate a segment of the Security Industry that is already being consolidated, the Company may compete with consolidators that already are operating within such segment. Such competitors may have competitive advantages in identifying and attracting acquisition candidates as a result of their knowledge of the industry, industry reputation and contacts within the segment. This inherent competitive disadvantage to the Company may make certain consolidation opportunities more difficult to accomplish and may compel the Company to select certain less attractive prospects.

GOVERNMENT REGULATION IN THE SECURITY INDUSTRY

        General. The Security Industry is subject to a significant amount of government regulation. The federal government and each state have rules and regulations concerning the operations of a company in the Security Industry. While regulations of some form or another impact almost all segments of the Security Industry, companies engaged in investigation and intelligence services, in particular, are subject to a multitude of laws designed to protect the privacy of persons, and investigators often have to contend with restrictions on access to various public records and other information sources.

        In addition to existing laws and regulations, new legislation that may impact the Security Industry and, therefore, the Company, has become a regular aspect of legislative sessions at the federal and state levels. Privacy and consumer advocates and federal and state regulators have become increasingly concerned with the use of personal information, particularly credit reports and patient health care records. Attempts have been made and will continue to be made by these groups to adopt new or additional federal and state legislation to regulate the use of personal information.

        The Company believes that compliance with present laws and regulations will not have a material adverse effect on the results of operations or financial condition of the Company; however, new regulations or changes in governmental regulations relating to access and use of personal information, in particular, and privacy and civil rights, in general, could be enacted that could materially adversely impact the Company's business, financial condition or results of operations. In the event that the Company did not or was not able to comply with any applicable laws and regulations, then the Company might not be able to operate its business in the applicable jurisdiction, and such noncompliance could be detrimental to the Company's business, financial condition or results of operations.

        Government Contracts. Security Industry companies that contract with agencies of the federal government are obligated to comply with a variety of regulations governing certain aspects of their operations and workplace. Such contracts usually give the contracting agency the right to conduct audits of such companies' facilities and operations, and such audits occur routinely. If the Company enters into contracts with federal government agencies, it may be subject to investigations as a result of an audit or for other causes. Adverse findings in an audit or other investigation, including violations of environmental or labor laws, could result in fines or other penalties up to and including disqualification as a federal government contractor. In addition, federal government contracts may contain specific performance requirements. Failure to meet these requirements could result in penalties or lost profits to the Company.

        Licensing. A number of states require Security Industry companies to obtain licenses to conduct business within those states. Although the Company believes that it will be able to obtain the licenses necessary to conduct its business, the inability to do so could have an adverse impact on the Company's business, financial condition or results of operations. Operation of an unlicensed business is a misdemeanor under the laws of many states and is generally punishable by fines and/or imprisonment and could be grounds for denial of a license, if required.

        International Expansion. The Company intends to acquire companies in the United States and it may also acquire foreign companies. If the Company were to expand into international markets, it would be required to comply with a host of differing codes and regulations in such markets.

FACILITIES AND EMPLOYEES

        The Company's corporate offices are located in leased space at 1701 Pennsylvania Avenue, N.W., Suite 400, Washington, D.C. 20006. The telephone number of its principal executive offices is 202/879-2689. To accommodate its planned growth, the Company intends to seek a lease for a larger headquarters facility in the Washington, D.C. area. As of July 30, 1998, the Company employed one person. Upon the consummation of the Offering, it is expected that the Company will employ three executive officers and a limited number of other personnel.

LEGAL PROCEEDINGS

        The Company is not a party to any legal proceedings.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

        The following table sets forth certain information concerning each of the executive officers and directors of the Company following the consummation of this Offering:


        NAME                          AGE          POSITION WITH THE COMPANY
        ----                          ---          -------------------------
        David J. Gladstone             55          Chairman, Chief Executive Officer and Acting Chief
                                                   Financial Officer

        Terry L. Brubaker              54          Designee to become President, Chief Financial Officer
                                                   and a Director

                                                   Designee to become Executive Vice President, General
        --------------------           --          Counsel and Secretary

        Philip R. Harper               54          Director Nominee

                                                   Director Nominee
        --------------------           --

                                                   Director Nominee
        --------------------           --

        David J. Gladstone founded the Company and serves as its Chairman, Chief Executive Officer and Acting Chief Financial Officer. Mr. Gladstone is the Chairman of American Capital Strategies, Ltd., a buyout and specialty finance company. Mr. Gladstone became Chairman of American Capital effective June 1997 prior to the commencement of its $150 million initial public offering, which closed in August 1997. Since its initial public offering, American Capital has financed or purchased over $90 million of small and medium-sized businesses. From 1974 to February 1997, Mr. Gladstone held various positions, including Chairman and Chief Executive Officer, with Allied Capital Corporation, Allied Capital Corporation II, Allied Capital Lending Corporation, Allied Capital Commercial Corporation and Allied Capital Advisors Inc. In 1997, all of the Allied Capital public entities were merged together into the single entity now known as Allied Capital Corporation. During his 23-year tenure at Allied Capital, Mr. Gladstone invested in or oversaw investments and loans of more than $1 billion. Mr. Gladstone is past Director of Riggs National Corporation. He is a director of Versar Inc., a publicly held, international professional services firm, and he is a Trustee of George Washington University where he is Chairman of the Finance Committee. Mr. Gladstone is, through a holding company, the Managing Member of Capital Investors LLC, a small venture capital fund investing in early stage high technology companies in the greater Washington, D.C. area. Mr. Gladstone serves as a member of the advisory board of The Women's Growth Fund of Washington, a small investment fund dedicated to financing women-owned businesses. Mr. Gladstone is also the sole owner of B&G Berry Corporation. He is a graduate of University of Virginia (Bachelor of Arts), American University (Master of Arts) and Harvard Business School (Master of Business Administration). Mr. Gladstone has authored two books on financing for small and medium-sized businesses, Venture Capital Handbook and Venture Capital Investing (both published by Prentice-Hall).

        Terry L. Brubaker has been designated to become President, Chief Financial Officer and a Director of the Company on the Effective Date. Mr. Brubaker is currently employed at American Forest & Paper Association. From 1992 to 1995, he was CEO of Interstate Resources, a paper company with $250 million in sales. From 1990 to 1992, Mr. Brubaker was President and Chief Executive Officer of Rad Elec, Inc., a manufacturer of radiation measuring equipment. From 1987 to 1990, he was Group Vice President responsible for all the operations of James River Corporation's $300 million premium paper business. From 1982 to 1987, Mr. Brubaker was the Group Vice President responsible for a $250 million specialty paper division of James River Corporation that was composed of five acquired paper businesses. From 1981 to 1986, he was part of the acquisition team for James River Corporation when James River Corporation acquired several companies, including American Can, Diamond International, Crown Zellerbach and William Summerville in Scotland. From 1976 to 1981, Mr. Brubaker was head of strategic planning for the paper group at Boise Cascade Corporation and the marketing manager for its $1 billion paper sales division. From 1972 to 1976, he was a consultant with McKinsey & Co. Mr. Brubaker is a graduate of Princeton University (Bachelor of Engineering) and the Harvard Business School (Master of Business Administration).

        The Company expects to name an Executive Vice President, General Counsel and Secretary with significant acquisition experience on or prior to the Effective Date.

        Philip R. Harper has been named to become a director of the Company on the Effective Date. Since July 1996, Mr. Harper has served as President, Chief Executive Officer and a Director of U.S. Investigations Services, Inc., a private security investigations and consulting company that contracts with the federal government. From 1991 to 1995, Mr. Harper served as President of Wells Fargo Alarm Services. From 1988 to 1991, Mr. Harper served as President of Wells Fargo's Burns Western Business Unit. Mr. Harper has been a director of American Capital Strategies, Ltd. since its initial public offering in 1991.

COMMITTEES OF THE BOARD OF DIRECTORS

        The Company's Board of Directors intends to establish an Audit Committee and a Compensation Committee.

        The responsibilities of the Audit Committee will include recommending to the Board of Directors the independent public accountants to be selected to conduct the annual audit of the books and records of the Company, reviewing the proposed scope of such audit and approving the audit fees to be paid, reviewing accounting and financial controls of the Company with the independent public accountants and the Company's financial and accounting staff and reviewing and approving transactions between the Company and its directors, officers and affiliates.

        The Compensation Committee will provide a general review of the Company's compensation plans to ensure that they meet corporate objectives. The responsibilities of the Compensation Committee will also include administering the Incentive Plan and Bonus Plan, including selecting the officers and salaried employees to whom awards will be granted.

DIRECTOR COMPENSATION

        Directors who are not receiving compensation as officers, employees or consultants of the Company will be entitled to receive an annual retainer fee of $20,000. In addition, pursuant to the Company's 1998 Non-Employee Directors' Stock Plan, each non-employee director will receive an automatic initial grant of options to purchase 20,000 shares of Common Stock on the later of the Effective Date or the date of his or her initial election to the Board of Directors, and an automatic annual grant of options to purchase 5,000 shares on the day after each annual meeting of the Company's stockholders. Each such option will have an exercise price equal to the fair market value of a share of Common Stock on the date of grant (in the case of initial grants made on the Effective Date, the exercise price will be equal to the initial public offering price per share). See "-- 1998 Non-Employee Directors' Stock Plan."

EXECUTIVE COMPENSATION; EMPLOYMENT AGREEMENTS

        The Company has not paid any salaries to anyone since its inception.

        The Company intends to enter into an employment agreement with Mr. Gladstone to be effective upon the Effective Date. The employment agreement will have a two-year term and will be automatically renewable for one-year terms thereafter unless either party gives notice of non-renewal at least six months prior to the end of the term. Pursuant to the terms of the employment agreement, Mr. Gladstone will be obligated to devote the substantial majority of his business time, attention and efforts to his duties thereunder, except when necessary to fulfill his fiduciary obligations to American Capital and the provisions of his employment agreement with American Capital, as well as his fiduciary obligations to Capital Investors LLC and the other companies and institutions where he is a director. The employment agreement provides for an annual salary of $200,000 and a discretionary bonus in an amount up to 200% of his base salary. If the employment agreement is terminated by the Company other than for Cause (as defined), Mr. Gladstone will be entitled to receive an amount equal to twice his base salary and an amount equal to the bonus he received in the prior year. The employment agreement will prohibit Mr. Gladstone from competing with the Company during the term of his employment and for a period of one year thereafter. The employment agreement also provides for certain specified executive perquisites.

        The Company intends to enter into employment agreements with each of Terry L. Brubaker and the Company's Executive Vice President, General Counsel and Secretary to be effective upon the Effective Date, the terms of which are substantially identical. Each of the employment agreements will have a two-year term and is automatically renewable for one-year terms thereafter, unless either party gives notice of non-renewal at least six months prior to the end of the term. Pursuant to the terms of the employment agreements, each of Mr. Brubaker and the Company's Executive Vice President, General Counsel and Secretary will be obligated to devote his full business time, attention and efforts to his duties thereunder. Each of the employment agreements provides for an annual salary of $200,000, a guaranteed bonus of at least $150,000 for the first year of the term and a discretionary bonus in an amount of up to 200% of the employee's base salary for the first year and each year thereafter. Upon the Effective Date, each of these executive officers will be granted options to purchase 500,000 shares of Common Stock at an exercise price equal to the initial public offering price per share, which options will vest ratably on the first, second and third anniversaries of the date of grant, unless accelerated under certain conditions. The Company will issue options to purchase additional shares of Common Stock if the Company issues additional shares of Common Stock at less than either the public offering price or the then fair market value of the Common Stock. If the employment agreement is terminated by the Company other than for Cause (as defined), the executive officer will be entitled to receive amounts equal to twice his base salary and an amount equal to the bonus he received in the prior year. The employment agreements will prohibit the executive officer from competing with the Company during the term of his employment and for a period of one year thereafter. The employment agreements also provide for certain specified executive benefits and perquisites.

        The foregoing employment agreements contain certain provisions concerning a change in control of the Company, including the following: (i) in the event that the executive is not notified by the acquiring company that it will assume the Company's obligations under the employment agreement at least five days in advance of the transaction giving rise to the change in control, the change-in-control will be deemed a termination of the employment agreement by the Company without "Cause," and the provisions of the employment agreement governing the same will apply, except that the severance amount otherwise payable (discussed in the preceding paragraphs) shall be tripled and the provisions that restrict competition with the Company shall not apply; and (ii) in any change in control situation, such officer may elect to terminate his employment by giving ten days' written notice prior to the anticipated closing of the transaction giving rise to the change in control, which will be deemed a termination of the employment agreement by the Company without "Cause," and the provisions of the employment agreement governing the same will apply, except that the severance amount otherwise payable shall be doubled and the time period during which such officer is restricted from competing with the Company will be eliminated. The change in control provisions in the employment agreements may discourage bids to acquire the Company or reduce the amount an acquiror is willing to pay for the Company.

1998 LONG-TERM INCENTIVE PLAN

        The Company has adopted, and the sole stockholder has approved, the American Security Inc. 1998 Long-Term Incentive Plan prior to the Effective Date. The maximum number of shares of Common Stock that may be subject to outstanding awards may not be greater than that number of shares equal to 9% of the number of shares of Common Stock outstanding upon consummation of the Offering and the Concurrent Offerings (1,136,842 shares or 1,271,842 shares if the Underwriters' over-allotment option is exercised in full). Awards may be settled in cash, shares, other awards or other property, as determined by the Compensation Committee. The number of shares reserved or deliverable under the Incentive Plan and the annual per-participant limit on the number of shares as to or with reference to which awards may be granted are subject to adjustment in the event of stock splits, stock dividends and other extraordinary corporate events. The Incentive Plan may be amended by the Board without the consent of the stockholders of the Company, except that any amendment, although effective when made, will be subject to stockholder approval if required by any federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.

        The purpose of the Incentive Plan is to provide executive officers (including directors who also serve as executive officers), employees, consultants and other service providers with additional incentives by enabling such persons to increase their ownership interests in the Company. Individual awards under the Incentive Plan may take the form of one or more of: (i) either incentive stock options ("ISOs") or non-qualified stock options; (ii) stock appreciation rights ("SARs"); (iii) restricted or deferred stock; (iv) dividend equivalents; (v) bonus shares and awards in lieu of Company obligations to pay cash compensation; and (vi) other awards the value of which is based in whole or in part upon the value of the Common Stock. Upon a change in control of the Company (as defined in the Incentive Plan), the exercisability or settlement of outstanding awards may be accelerated except to the extent otherwise required to account for the change in control transaction as a pooling of interests.

        The Compensation Committee will administer the Incentive Plan and generally select the individuals who will receive awards and the terms and conditions of those awards (including exercise prices, vesting and forfeiture conditions, performance conditions and periods during which awards will remain outstanding). The Incentive Plan also provides that no participant may be granted in any calendar year awards relating to more than 1,000,000 shares and limits payments under cash-settled awards in any calendar year to an amount equal to the fair market value of that number of shares.

        Pursuant to the Incentive Plan, non-qualified stock options may, but need not, be granted at an exercise price less than the fair market value of a share of Common Stock on the date of grant. If the Company grants non-qualified stock options at an exercise price less than such grant date fair market value, then the Company will be required to recognize compensation expense in an amount equal to the difference between the exercise price and such fair market value. ISOs may be granted only with an exercise price equal to the fair market value per share of Common Stock on the date of grant.

        The Company generally will be entitled to a tax deduction equal to the amount of compensation realized by a participant through awards under the Incentive Plan, except that (i) no deduction is permitted in connection with ISOs if the participant holds the shares acquired upon exercise for the required holding periods, and (ii) deductions for some awards could be limited under the $1 million deductibility cap of Section 162(m) of the Internal Revenue Code. This limitation, however, should not apply to awards granted under a plan during a grace period of up to three years following the Offering, and should not apply to certain options, SARs and performance-based awards granted thereafter if the Company complies with certain requirements under Section 162(m).

        Upon the Effective Date, the Company intends to grant certain options under the Incentive Plan, including options to purchase 500,000 shares to each of Terry L. Brubaker and the Company's Executive Vice President, General Counsel and Secretary, at an exercise price equal to the initial public offering price per share. The options to be granted are expected to vest one-third each on the first three anniversaries of the date of grant and are expected to expire on the tenth anniversary of the date of grant.

1998 NON-EMPLOYEE DIRECTORS' STOCK PLAN

        The Company has adopted, and the sole stockholder has approved, the American Security Inc. 1998 Non-Employee Directors' Stock Plan prior to the Effective Date, which provides for the automatic grant to each non-employee director of an option ("Initial Grant") to purchase 20,000 shares on the later of effective date of the registration statement of which this Prospectus forms a part or the date that such person commences services as a director. Thereafter, each non-employee director is entitled to receive, on the day after each annual meeting of the Company's stockholders, an option to purchase 5,000 shares of Common Stock. A total of 200,000 shares are reserved for issuance under the Directors' Plan. The number of shares reserved, as well as the number to be subject to automatically granted options, will be adjusted in the event of stock splits, stock dividends and other extraordinary corporate events.

        Options granted under the Directors' Plan will have an exercise price per share equal to the fair market value of a share at the date of grant (in the case of Initial Grants upon the effective date of the registration statement of which this Prospectus forms a part, the initial public offering price per share). Options will expire at the earlier of (i) 10 years from the date of grant and (ii) one year after the date the director ceases to serve as a director of the Company for any reason, provided, however, that with respect to clause (ii), the option will be exercisable during such one-year period only to the extent it was exercisable on the date of such cessation. Options will generally vest and become exercisable in two equal installments. The first installment will become exercisable on the date that is six months from the date the option is granted and the second installment will be exercisable on the date that is one year from the date the option is granted. In the event of certain changes in control of the Company, unless otherwise determined by the Board, prior to normal vesting, all options not already exercisable will become fully vested and exercisable under the Directors' Plan. A non-employee director's death would also cause immediate vesting of his or her non-vested options. In addition, the Directors' Plan permits non-employee directors to elect to receive, in lieu of cash directors' fees, nonforfeitable shares or nonforfeitable credits representing "deferred shares" that will be settled at future dates, as elected by the director. The number of shares or "deferred shares" received will be equal to the number of shares that, at the date the fees would otherwise be payable, will have an aggregate fair market value equal to the amount of such fees. Each "deferred share" will be settled by delivery of a share of Common Stock at such time as may have been elected by the director prior to the deferral.

1998 SECTION 162(m) BONUS PLAN

        The Company has adopted, and the sole stockholder has approved, the American Security Inc. Section 162(m) Bonus Plan. Section 162(m) of the Internal Revenue Code generally disallows a public company's tax deduction in excess of $1 million for compensation to its chief executive officer and the four other most highly compensated executive officers, subject to several exceptions, including an exception for compensation paid under a stockholder-approved plan that is "performance-based" within the meaning of Section 162(m). The Bonus Plan provides a means for the payment of performance-based bonuses to certain key executive officers of the Company while preserving the Company's tax deduction with respect to the payment thereof. The Company believes that, as a matter of general policy, the Company's incentive compensation plans should be structured to facilitate compliance with Section 162(m), but that the Company should reserve the right to establish separate annual and other incentive compensation arrangements for otherwise covered executive officers that may not comply with
Section 162(m) if it determines, in its sole discretion, that to do so would be in the best interests of the Company and its stockholders.

        The Bonus Plan will be administered by the Compensation Committee, which will consist of at least two non-employee directors, each of whom is intended to qualify as an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee has broad administrative authority to, among other things, designate participants, establish performance goals and performance periods, determine the effect of participant termination of employment and "change in control" transactions (as defined in the Bonus Plan, which is the same definition as that set forth in the Incentive Plan) prior to payment of an award, pay the bonus in stock under the Incentive Plan and generally interpret and administer the Bonus Plan. The Compensation Committee has not, to date, designated any participants or established any performance goals under the Bonus Plan.

        Participants in the Bonus Plan for any given performance period may include any key employee of the Company (including any subsidiary, operating unit or division) who is also an executive officer of the Company, and who is designated as a participant for such period by the Compensation Committee. The participants in the Bonus Plan for any given period will be designated by the Compensation Committee, in its sole discretion, within the earlier of the 90th day of each performance period or the date on which 25% of such performance period has been completed (such period, the "Applicable Period"). This determination may vary from period to period, and will be based primarily on the Compensation Committee's judgment as to which executive officers are likely to be named in the Company's proxy statement as the chief executive officer or one of the other four most highly compensated executive officers of the Company as of the end of such performance period, and that are reasonably expected to have compensation in excess of $1 million.

        Within the Applicable Period, the Compensation Committee will specify the applicable performance criteria and targets to be used under the Bonus Plan for such performance period, which may vary from participant to participant, and will be based on one or more of the following Company, subsidiary, operating unit or division financial performance measures: pre-tax or after-tax net income, operating income, gross revenue, profit margin, stock price, cash flows or strategic business criteria consisting of one or more objectives based upon meeting specified revenue, market penetration, geographic business expansion goals, cost targets and goals relating to acquisitions or divestitures. These performance measures or goals may be (i) expressed on an absolute or relative basis, (ii) based on internal targets, (iii) based on comparison(s) with prior performance, (iv) based on comparison(s) to capital, stockholders' equity, shares outstanding, assets or net assets, and/or (v) based on comparison(s) to the performance of other companies. For example, an income-based performance measure could be expressed in a number of ways, such as net earnings per share, or return on equity, or with reference to meeting or exceeding a specific target, or with reference to growth above a specified level, such as prior year's performance or peer group performance. The Bonus Plan provides that the achievement of such goals must be substantially uncertain at the time they are established, and are subject to the Compensation Committee's right to reduce the amount of any award payable as a result of such performance as discussed below.

        The target bonus opportunity for each participant may be expressed as a dollar-denominated amount or in a formula (e.g., as a percentage share of a bonus pool to be created under the Bonus Plan), provided that, if a pool approach is used, the total bonus opportunities represented by the shares designated for the participants may not exceed 100% of the pool, and the Compensation Committee has the sole discretion to reduce (but not increase) the actual bonus awarded under the Plan. The actual bonus awarded to any given participant at the end of a given performance period will be based on the extent to which the applicable financial performance goals for such performance period are achieved as determined by the Compensation Committee. The maximum bonus payable under the Plan to any one individual in any one calendar year is $3 million. Bonuses earned under the Bonus Plan may be payable in cash, or if permitted under the Incentive Plan, in Common Stock or other equity based awards.

        The Board may at any time amend or terminate the Bonus Plan, provided that (i) without a participant's written consent, no such amendment or termination will adversely affect the annual bonus rights (if any) of any already designated participant for a given performance period once the participant designations and performance goals for such performance period have been announced, (ii) the Board will be authorized to make any amendments necessary to comply with applicable regulatory requirements (including, without limitation, Section 162(m)), and (iii) the Board will submit any Bonus Plan amendments for the approval of the stockholders of the Company if and to the extent such approval is required under Section 162(m) of the Internal Revenue Code.

1998 EMPLOYEE STOCK PURCHASE PLAN

        The Company has adopted, and the sole stockholder has approved, the American Security Inc. 1998 Employee Stock Purchase Plan. The Purchase Plan will permit eligible employees of the Company and its subsidiaries (generally all employees whose customary employment is for more than 20 hours per week and more than 5 months per year and who were employed on the date on which the offering first commenced or have completed one year of service) to purchase shares of Common Stock at a discount. Employees who elect to participate will have amounts withheld through payroll deductions during purchase periods. At the end of each purchase period, accumulated payroll deductions will be used to purchase stock at a price equal to 85% of the market price at the beginning of the period or the end of the period, whichever is lower. Stock purchased under the Purchase Plan will be subject to a one-year holding period. The Company has reserved 666,667 shares of Common Stock for issuance under the Purchase Plan.

        The Purchase Plan will remain in effect until terminated by the Board or until no shares of Common Stock are available for issuance under the Purchase Plan. The Purchase Plan may be amended by the Board without the consent of the stockholders of the Company, except that any amendment, although effective when made, will be subject to stockholder approval if required by any federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.

OTHER PLANS

        The Company intends to adopt an employee stock ownership plan after consummation of the Offering.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        The Company will reimburse an affiliate of the Company also owned by David Gladstone for certain legal expenses and other actual out-of-pocket expenses paid to third parties not affiliated with the Company in connection with the Company's initial formation and the costs of this offering.

        For information with respect to certain conflicts of interest, see "Business -- Conflicts of Interest."

                             PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of July 30, 1998, and as adjusted to reflect the sale of the Common Stock being offered hereby and the sale of 2,000,000 shares of Common Stock in the Direct Offering and the Gladstone Warrant, by: (i) each person (or group of affiliated persons) known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock; (ii) each director of the Company and each person nominated to become a director; and (iii) all of the Company's directors, persons named to become directors and executive officers as a group. Each stockholder possesses sole voting and investment power with respect to the shares listed, unless otherwise noted.


                                                                                                              PERCENTAGE OF
                                                                                                            COMMON STOCK OWNED
                                                                                    NUMBER OF               ------------------
                                                           NUMBER OF SHARES   SHARES PURCHASED AND      BEFORE THE       AFTER THE
        NAME AND ADDRESS OF BENEFICIAL OWNER               OF COMMON STOCK     UNDERLYING WARRANT       OFFERINGS        OFFERINGS
        ------------------------------------               ---------------     ------------------       ---------        ---------
David J. Gladstone.....................................       631,578(1)          1,463,157(2)             100%             15.1%
c/o American Security Inc.
1701 Pennsylvania Avenue, N.W.
Suite 400
Washington, D.C.  20006

Terry L. Brubaker......................................          --                    --                  --                --

Philip R. Harper.......................................          --                    --                  --                --

[__________________________]...........................          --                    --                  --                --

[__________________________]...........................          --                    --                  --                --

[__________________________]...........................          --                    --                  --                --

All directors, persons named to become
directors and executive officers and officer
designees, as a group (6 persons)......................       631,578             1,463,157                100%             15.1%

------------------------

(1) The shares of Common Stock owned by Mr. Gladstone immediately prior to the Offering will be subject to a contractual restriction on transfer for one year following the Offering. See "Underwriting and Plan of Distribution."

(2) Constitutes 200,000 shares to be purchased in the Direct Offering and 1,263,157 shares underlying the warrant to be issued to Mr. Gladstone. The Company has agreed that, at Mr. Gladstone's request, it will file a registration statement under the Securities Act for an offering of the shares underlying the Gladstone Warrant on one occasion during a ten-year period beginning on the first anniversary of the Effective Date. In addition, the Company has agreed to give Mr. Gladstone the right to request that the Company include the shares underlying the Gladstone Warrant on a registration statement filed by the Company during a twelve-year period beginning on the Effective Date.

        FBR Asset Investment Corporation, Inc. has indicated an interest in purchasing 166,667 shares, or 100% of the authorized shares of the Convertible Non-Voting Common Stock.

                          DESCRIPTION OF CAPITAL STOCK

        The authorized capital stock of the Company consists of a total of 110,166,667 shares, comprised of 100,000,000 shares of Common Stock, par value $.001 per share, 166,667 shares of Convertible Non-Voting Common Stock, par value $.001 per share, and 10,000,000 shares of Preferred Stock, par value $.001 per share. Assuming the Concurrent Offerings are sold in full, upon completion of this Offering and the Concurrent Offerings, the Company will have outstanding 12,631,578 shares of Common Stock (14,131,578 if the Underwriters' over-allotment option is exercised in full) and 166,667 shares of Convertible Non-Voting Common Stock. The following summary description of the capital stock of the Company does not purport to be complete and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Certificate of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this Prospectus forms a part, and to the applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL").

COMMON STOCK

        The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Cumulative voting is not permitted under the Certificate of Incorporation and Bylaws. Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available. See "Dividend Policy." In the event of a liquidation, dissolution or winding up of the Company, holders of the Common Stock are entitled to share ratably in the distribution of all assets remaining after payment of liabilities, subject to the rights of any holders of Preferred Stock of the Company. The holders of Common Stock have no preemptive rights to subscribe for additional shares of the Company and no right to convert their Common Stock into any other securities. In addition, there are no redemption or sinking fund provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered hereby will be, fully paid and nonassessable.

CONVERTIBLE NON-VOTING COMMON STOCK

        The holders of Convertible Non-Voting Common Stock have the same rights and privileges as the holders of Common Stock, except that holders of Convertible Non-Voting Common Stock have no voting rights. The Convertible Non-Voting Common Stock is non-transferable and will not be publicly traded. Further, each share of Convertible NonVoting Common Stock will automatically be converted into one share of Common Stock on the first anniversary of the date of this Prospectus.

PREFERRED STOCK

        The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of the Certificate of Incorporation and limitations prescribed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the Preferred Stock, in each case without any further action or vote by the stockholders. The Company has no current plans to issue any shares of Preferred Stock of any class or series.

        One of the effects of undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of the Company's management. The issuance of shares of Preferred Stock pursuant to the Board of Directors' authority described above may adversely affect the rights of the holders of Common Stock. For example, Preferred Stock issued by the Company may rank prior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock.

Accordingly, the issuance of shares of Preferred Stock may discourage bids for the Common Stock at a premium or may otherwise adversely affect the market price of the Common Stock.

CERTAIN PROVISIONS OF DELAWARE LAW AND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND BYLAWS

        The Company is subject to the provisions of Section 203 of the DGCL.
Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior to the proposed business combination has owned 15% or more of the corporation's voting stock.

        The Certificate of Incorporation and Bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control of the Company or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders. These provisions are summarized in the following paragraphs.

        Classified Board of Directors. The Certificate of Incorporation and Bylaws provide for the Board of Directors to be divided into three classes of directors serving staggered three-year terms. The classification of the Board of Directors has the effect of requiring at least two annual stockholders meetings, instead of one, to replace a majority of members of the Board of Directors.

        Super Majority Voting. The Certificate of Incorporation and Bylaws require the approval of the holders of at least 66 2/3% of the then outstanding shares of the Company's capital stock entitled to vote thereon on, among other things, certain amendments to the Certificate of Incorporation and Bylaws. The Board of Directors may amend, alter, change or repeal any bylaws without the assent or vote of the stockholders, but any bylaws made by the Board of Directors may be altered, amended or repealed upon the affirmative vote of at least 66 2/3% of the stock entitled to vote thereon.

        Authorized but Unissued Capital Stock. The Company's authorized capital stock consists of a total of 110,166,667 shares, comprised of 100,000,000 shares of Common Stock, 166,667 shares of Convertible Non-Voting Common Stock and 10,000,000 shares of Preferred Stock. Assuming the Concurrent Offerings are sold in full, after the Offering and the Concurrent Offerings, the Company will have outstanding 12,631,578 shares of Common Stock and 166,667 shares of Convertible Non-Voting Common Stock (assuming the Underwriters' over-allotment option is not exercised). The authorized but unissued (and in the case of Preferred Stock, un-designated) stock may be issued by the Board of Directors in one or more transactions. In this regard, the Certificate of Incorporation and Bylaws grant the Board of Directors broad power to establish the rights and preferences of authorized and unissued Preferred Stock. The issuance of shares of Preferred Stock pursuant to the Board of Directors' authority described above could decrease the amount of earnings and assets available for distribution to holders of Common Stock and adversely affect the rights and powers, including voting rights, of such holders and may also have the effect of delaying, deferring or preventing a change in control of the Company. The Board of Directors does not currently intend to seek stockholder approval prior to any issuance of Preferred Stock, unless otherwise required by law.

        Special Meeting of Stockholders. The Certificate of Incorporation and Bylaws provide that special meetings of stockholders of the Company may only be called by the Chairman of the Board of Directors upon the written request of the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors or upon the affirmative vote of more than 50% of the stock entitled to vote.

        Stockholder Action by Written Consent. The Certificate of Incorporation and Bylaws generally provide that any action required or permitted by the stockholders of the Company must be effected at a duly called annual or special meeting of the stockholders and may not be effected by any written consent of the stockholders.

        Notice Procedures. The Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as director, the removal of directors and amendments to the Certificate of Incorporation or Bylaws to be brought before annual meetings of stockholders of the Company. These procedures provide that notice of such stockholder proposals must be timely given in writing to the Secretary of the Company prior to the annual meeting. Generally, to be timely, notice must be received at the principal executive offices of the Company not less than 80 days prior to an annual meeting (or if fewer than 90 days' notice or prior public disclosure of the date of the annual meeting is given or made by the Company, not later than the tenth day following the date on which the notice of the date of the annual meeting was mailed or such public disclosure was made). The notice must contain certain information specified in the Bylaws, including a brief description of the business desired to be brought before the annual meeting and certain information concerning the stockholder submitting the proposal.

        Limitation on Director Liability. The Certificate of Incorporation provide that a director shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of DGCL or (iv) for any transaction from which the director derived any improper personal benefit. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty of care as a director except in the situation described in clauses (i) through (iv) above. If the DGCL is subsequently amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

TRANSFER AGENT AND REGISTRAR

        The Transfer Agent and Registrar for the Common Stock is ______________.

                         SHARES ELIGIBLE FOR FUTURE SALE

        Upon completion of the Offering and the Direct Offering, the Company will have 12,631,578 shares of Common Stock outstanding (assuming all 2,000,000 shares are sold in the Direct Offering). The 10,000,000 shares of Common Stock sold in the Offering and 1,800,000 shares of Common Stock sold in the Direct Offering will be freely tradable without restriction or further registration under the Securities Act, except that any shares purchased by an "affiliate" of the Company, as that term is defined in Rule 144, may generally be sold only in compliance with Rule 144, as described below.

        All of the remaining 831,578 outstanding shares of Common Stock are owned by Mr. Gladstone, and will be available for resale, subject to compliance with Rule 144 and subject to a contractual restriction on transfer for 180 days after the date of this Prospectus on all of the shares of Common Stock that he owns and a contractual restriction on transfer for one year after the date of this Prospectus on 631,578 of the shares of Common Stock that he owns.

        Further, upon consummation of the Offering, 1,263,157 shares (1,488,158 shares if the Underwriters' over-allotment is exercised in full) will be reserved for issuance upon the exercise of a Warrant to be issued to Mr. Gladstone on the Effective Date at an exercise price equal to the initial public offering price per share, 1,060,000 shares of Common Stock will be reserved for issuance upon the exercise of stock options to be granted on the Effective Date, and an aggregate of 943,509 shares will be reserved for issuance pursuant to the Company's Incentive Plan, Directors' Plan and Purchase Plan (an aggregate of 1,078,509 shares reserved for issuance if the Underwriters' over-allotment option is exercised in full). The Company intends to file a registration statement on Form S-8 as soon as practicable after the consummation of the Offering with respect to the shares of Common Stock issuable upon exercise of all such options. Such registration statement, to the extent required under the Securities Act, will register for resale the shares of Common Stock acquired upon exercise of such options. The Company has agreed that, at Mr. Gladstone's request, it will file a registration statement under the Securities Act for an offering of the shares underlying the Gladstone Warrant on one occasion during a ten-year period beginning on the first anniversary of the Effective Date. In addition, the Company has agreed to give Mr. Gladstone the right to request that the Company include the shares underlying the Gladstone Warrant on a registration statement filed by the Company during a twelve-year period beginning on the Effective Date.

        Finally, upon completion of the Offering and the Non-Voting Common Stock Offering, 505,263 shares of Common Stock will be reserved for issuance upon exercise of the warrants to be issued to FBR (which will have the right beginning one year after the date of this Prospectus, to require the Company to register for sale such shares under the Securities Act) and 166,667 shares will be reserved for issuance upon the conversion of shares of Convertible Non-Voting Common Stock (which shares will be eligible for resale beginning one year from the date of this Prospectus). Sales of substantial amounts of Common Stock, or the perception that such sales could occur, could adversely affect the prevailing market price of the Common Stock and impair the Company's ability to raise additional capital through the sale of equity securities. Each of the Company and its existing stockholder, executive officers and directors has agreed not to offer, pledge, sell, contract to sell, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock during the period ending 180 days after the date of this Prospectus without the prior written consent of the Representative.

        In general, under Rule 144 as currently in effect, a stockholder who has beneficially owned for at least one year shares privately acquired directly or indirectly from the Company or from an affiliate of the Company, and persons who are affiliates of the Company who have acquired the shares in registered transactions, will be entitled to sell within any three-month period a number of shares that does not exceed the greater of: (i) one percent of the outstanding shares of Common Stock (approximately 126,315 shares immediately after completion of the Offering and Concurrent Offerings); or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements relating to the manner and notice of sale and the availability of current public information about the Company.

        Prior to this Offering, there has been no market for the Common Stock. No predictions can be made with respect to the effect, if any, that public sales of shares of the Common Stock or the availability of shares for sale will have on the market price of the Common Stock after the completion of the Offering. Sales of substantial amounts of Common Stock in the public market following the Offering, or the perception that such sales may occur, could adversely affect the market price of the Common Stock or the ability of the Company to raise capital through sales of its equity securities.

                      UNDERWRITING AND PLAN OF DISTRIBUTION

        Subject to the terms and conditions set forth in the Underwriting Agreement, the Company has agreed to sell to each of the Underwriters named below, and each of the Underwriters, for whom Friedman, Billings, Ramsey & Co., Inc. is acting as Representative, has severally agreed to purchase, the number of shares of Common Stock offered hereby set forth below opposite its name:


UNDERWRITER                                                                              NUMBER OF SHARES
-----------                                                                              ----------------
Friedman, Billings, Ramsey & Co., Inc.........................











                                                                                            ----------
Total.........................................................                              10,000,000
                                                                                            ==========

        Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to purchase all the shares of Common Stock offered hereby if any are purchased.

        The Underwriters propose initially to offer the shares of Common Stock directly to the public at the initial public offering price set forth on the cover page of this Prospectus and to certain dealers at such offering price less a concession not to exceed $____ per share of Common Stock. The Underwriters may allow and such dealers may re-allow a concession not to exceed $___ per share of Common Stock to certain other dealers. After the initial public offering of shares of Common Stock has been completed, the offering price and other selling terms may be changed by the Underwriters.

        The Company has granted to the Underwriters an over-allotment option, which is an option exercisable during a 30-day period after the date hereof to purchase, at the initial offering price less underwriting discounts and commissions, up to an additional 1,500,000 shares of Common Stock for the sole purpose of covering over-allotments, if any. To the extent that the Underwriters exercise the over-allotment option, each Underwriter will be committed, subject to certain conditions, to purchase a number of the additional shares of Common Stock proportionate to such Underwriter's initial commitment.

        The Company has agreed, subject to completion of the Offering, to issue to FBR warrants (the "Warrants") to purchase 505,263 shares of Common Stock. The exercise price per share of the Warrants will be equal to the initial offering price set forth on the cover page of the Prospectus. The Warrants are exercisable during the four year period commencing one year from the date of this Prospectus (the "Warrant Exercise Term"). During the Warrant Exercise Term, the holders of the Warrants are given the opportunity to profit from a rise in the market price of the Common Stock. To the extent the Warrants are exercised, dilution to the interests of the Company's stockholders will occur. Further, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected because the holder of the Warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the Warrants. Any profit realized by FBR on the sale of the Warrants and any securities issuable thereunder may be deemed additional underwriting compensation. The Company has agreed that, at the request of the holders of a majority of the Warrants (and on no more than one occasion), the Company z will file a registration statement under the Securities Act for an offering of the shares of Common Stock underlying the Warrants during the four-year period beginning on the first anniversary of the date of this Prospectus, and the Company has agreed to use its best efforts to cause such registration statement to be declared effective under the Securities Act at the Company's expense. In addition, the Company has agreed to give advance notice to holders of the Warrants of its intention to file a registration statement during the six-year period beginning on the first anniversary date of this Prospectus, and in each case, holders of the Warrants will have the right to require the Company to include the Warrants in such registration statement at the Company's expense (subject to certain limitations).

        The Company has agreed to pay to the Underwriters an accountable expense allowance of up to $200,000.

        The Company has agreed to indemnify the several Underwriters against certain civil liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect thereof.

        Prior to the Offering, there has been no public market for the shares of Common Stock. The initial public offering price will be determined by negotiation between the Company and the Representative. Among the factors to be considered in making such determination will be the history of, and the prospects for, other consolidators generally, an assessment of management, the Company's prospects for future earnings, the condition of and prospects for the Security Industry, the general conditions of the economy and the securities market and the prices of offerings by similar issuers. The price at which the shares of Common Stock will sell in the public market after the Offering may be lower than the price at which they are sold by the Underwriters.

        The Representative has informed the Company that the Underwriters do not intend to confirm sales of the shares offered hereby to any accounts over which they exercise discretionary authority.

        Until the distribution of the Common Stock is completed, the Underwriters and certain selling group members may be limited in their ability to bid for or purchase the Common Stock. Pursuant to Regulation M promulgated under the Securities Exchange Act of 1934, as amended, however, the Representative is permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock.

        If the Underwriters create a short position in the Common Stock in connection with the Offering, i.e., if they sell more shares of Common Stock than are set forth on the cover page of this Prospectus, the Representative may reduce that short position by purchasing shares of Common Stock in the open market. The Representative may also elect to reduce any short position by exercising all or part of the over-allotment option described above.

        The Representative may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Representative purchases Common Stock in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Stock, it may reclaim the amount of the selling concession from the Underwriters and selling group members who sold that Common Stock as part of the Offering.

        In general, purchases of securities for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

        Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither the Company nor any of the Underwriters makes any representation that the Representative will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

        The Company and its existing stockholder, executive officers and directors have agreed not to directly or indirectly (i) offer, pledge, sell, offer to sell, contract to sell, grant any option to purchase or otherwise sell, dispose of, loan or grant any rights with respect to (or announce any offer, pledge, sale, offer of sale, contract of sale, grant of an option to purchase or other sale, disposition of, loan or grant of any rights with respect to) ("Transfer") any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock or
(ii) enter into any swap or any other agreement or any transaction that transfer, in whole or part, directly or indirectly, the economic consequence of ownership of the Common Stock ("Swap"), whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise for the period ending 180 days from the date of this Prospectus, subject to certain exceptions. In addition, Mr. Gladstone may not Transfer or Swap the 631,578 shares of Common Stock owned by him prior to the Offering during the period beginning 181 days after the date of this Prospectus and ending one year after the date of this Prospectus.

        Pursuant to the Underwriting Agreement, the Company has agreed that it will nominate and use its best efforts to elect a designee of the Representative to serve on the Company's Board of Directors.

        From time to time, each of the Underwriters and their respective affiliates may provide investment banking services to the Company.

        The Company proposes to offer 2,000,000 shares of Common Stock in the Direct Offering at the initial public offering price set forth on the cover page of this Prospectus. In addition, the Company proposes to offer 166,667 shares of Convertible Non-Voting Common Stock to FBR Asset Investment Corporation, Inc., an affiliate of FBR, at the initial public offering price set forth on the cover page of this Prospectus. No underwriting discount or commission will be paid in connection with the Concurrent Offerings. Pursuant to the Certificate of Incorporation and Bylaws, FBR Asset Investment Corporation, Inc. may not offer, pledge, sell, contract to sell, or otherwise transfer or dispose, directly or indirectly, of any shares of Convertible Non-Voting Common Stock or enter any swap or any other agreement or transactions that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Convertible Non-Voting Common Stock, during the period ending one year after the date of this Prospectus. The Convertible Non-Voting Common Stock will not be publicly traded.

                                  LEGAL MATTERS

        The validity of the shares of Common Stock and Convertible Non-Voting Common Stock offered hereby will be passed upon for the Company by Andrews & Kurth L.L.P., Washington, D.C. Certain legal matters will be passed upon for the Underwriters by Brobeck, Phleger & Harrison LLP, New York, New York.

                                     EXPERTS

        The financial statements of American Security, Inc. as of December 31, 1997 and July 30, 1998, for the period from November 12, 1997 (inception) to December 31, 1997, and for the period from January 1, 1998 to July 30, 1998, appearing in this Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS



Report of Ernst & Young LLP, Independent Auditors..........................F-2

Balance Sheets ............................................................F-3

Statements of Operations...................................................F-4

Statements of Stockholder's Equity.........................................F-5

Statements of Cash Flows...................................................F-6

Notes to the Financial Statements..........................................F-7

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


To the Board of Directors and Stockholder of American Security Inc.

We have audited the accompanying balance sheets of David Gladstone & Company (predecessor) as of December 31, 1997 and American Security Inc. (successor) as of July 30, 1998 and the related statements of operations, stockholder's equity and cash flows for the period from November 12, 1997 (inception) to December 31, 1997, and for the period from January 1, 1998 to July 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principals used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Security Inc. as of December 31, 1997 and July 30, 1998, and the results of its operations and its cash flows for the period from November 12, 1997 (inception) to December 31, 1997, and for the period from January 1, 1998 to July 30, 1998, in conformity with generally accepted accounting principles.


                                           /s/ ERNST & YOUNG LLP


Vienna, Virginia
July 31, 1998

                             AMERICAN SECURITY INC.

                                 BALANCE SHEETS


                                                                           DECEMBER 31, 1997   JULY 30, 1998
                                                                           -----------------   -------------
                                                    ASSETS

Cash .....................................................................     $     --           $ 64,994
Accounts receivable ......................................................        4,028             15,154
Investment ...............................................................        4,995                 --
Deferred offering costs ..................................................       19,895            271,833
                                                                               --------           --------

            Total assets .................................................     $ 28,918           $351,981
                                                                               ========           ========

                                     LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
   Accrued liabilities ...................................................     $  1,763           $160,283
                                                                               --------           --------

            Total liabilities ............................................        1,763            160,283

Stockholder's equity:
   Common stock, $.001 par value; 100,000,000 shares authorized,
      631,578 shares issued and outstanding ..............................            1                 13
   Convertible non-voting common stock, $.001 par value;
      166,667 shares authorized, no shares issued and outstanding ........           --                 --
   Preferred stock, $.001 par value; 10,000,000 shares authorized, no
      shares issued and outstanding ......................................           --                 --
   Additional paid-in capital ............................................       24,436            180,081
   Retained earnings .....................................................        2,768             11,604
   Subscription receivable ...............................................          (50)                --
                                                                               --------           --------
            Total stockholder's equity ...................................       27,155            191,698
                                                                               --------           --------
            Total liabilities and stockholder's equity ...................     $ 28,918           $351,981
                                                                               ========           ========




                             See accompanying notes.

                             AMERICAN SECURITY INC.

                            STATEMENTS OF OPERATIONS


                                                                                   FOR THE PERIOD
                                                                                  NOVEMBER 12, 1997            FOR THE PERIOD
                                                                                 (DATE OF INCEPTION)          JANUARY 1, 1998
                                                                                      THROUGH                     THROUGH
                                                                                  DECEMBER 31, 1997            JULY 30, 1998
                                                                                  -----------------            -------------
Consulting revenues..................................................                $   4,028                   $ 24,126
Selling, general and administrative expenses.........................                   (1,260)                   (15,290)
                                                                                      --------                    -------
Net income...........................................................                $   2,768                   $  8,836
                                                                                      ========                    =======





                             See accompanying notes.

                             AMERICAN SECURITY INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY


                                                                                 ADDITIONAL
                                                              COMMON STOCK        PAID-IN     RETAINED  SUBSCRIPTION  STOCKHOLDER'S
                                                            SHARES      AMOUNT    CAPITAL     EARNINGS   RECEIVABLE      EQUITY
                                                           ---------  ---------  ----------  ---------  ------------  -------------
Balance at November 12, 1997 (date of inception) .........        --  $      --  $      --   $      --   $      --      $      --
Contribution of investment ...............................        --         --      4,995          --          --          4,995
Common stock subscribed in
  David Gladstone & Company ..............................        50          1         49          --         (50)            --
Contribution of capital ..................................        --         --     19,392          --          --         19,392
Net income ...............................................        --         --         --       2,768          --          2,768
                                                           ---------  ---------  ---------   ---------   ---------      ---------

          Balance at December 31, 1997 ...................        50  $       1  $  24,436   $   2,768   $     (50)     $  27,155


Reorganization of David Gladstone & Company:
     Retirement of common stock of
        David Gladstone & Company ........................       (50) $      --  $      --   $      --   $      --      $      --
     Issuance of common stock in American Security Inc....   619,528         --         --          --          --             --
Issuance of common stock .................................    12,000         12    179,988          --          --        180,000
Issuance of common stock .................................        50         --          1          --          --              1
Reclassification of capital contribution .................        --         --    (19,349)         --          --        (19,349)
Dividend .................................................        --         --     (4,995)         --          --         (4,995)
Payment for subscribed stock .............................        --         --         --          --          50             50
Net loss .................................................        --         --         --       8,836          --          8,836
                                                           ---------  ---------  ---------   ---------   ---------      ---------


          Balance at July 30, 1998 .......................   631,578  $      13  $ 180,081   $  11,604   $      --      $ 191,698
                                                           =========  =========  =========   =========   =========      =========




                             See accompanying notes.

                             AMERICAN SECURITY INC.

                            STATEMENTS OF CASH FLOWS


                                                                                       FOR THE PERIOD
                                                                                      NOVEMBER 12, 1997            FOR THE PERIOD
                                                                                     (DATE OF INCEPTION)          JANUARY 1, 1998
                                                                                           THROUGH                    THROUGH
                                                                                      DECEMBER 31, 1997            JULY 30, 1998
                                                                                      -----------------            -------------
OPERATING ACTIVITIES
Net income..............................................................                $      2,768               $      8,836
Adjustments to reconcile net loss to net cash
  provided by operating activities:
     Expenses paid by stockholder on behalf of Company..................                      24,436                    155,645
Changes in operating assets and liabilities:
     Accounts receivable................................................                      (4,028)                   (11,126)
     Deferred stock issuance costs......................................                     (19,895)                  (251,938)
     Accrued expenses...................................................                       1,763                    158,520
                                                                                         -----------                -----------
Net cash provided by operating activities...............................                       5,044                     59,937
INVESTING ACTIVITIES....................................................                          --                         --
FINANCING ACTIVITIES
Subscription receivable.................................................                         (50)                        50
Contribution of investment..............................................                      (4,995)                        --
Dividend................................................................                          --                      4,995
Issuance of Common Stock................................................                           1                         12
                                                                                         -----------                -----------
Net cash provided by (used in) financing activities.....................                      (5,044)                     5,057
Net increase in cash....................................................                          --                     64,994
Cash at beginning of period.............................................                          --                         --
                                                                                         -----------                -----------
Cash at end of period...................................................                $         --               $     64,994
                                                                                         ===========                ===========




                             See accompanying notes.

                             AMERICAN SECURITY INC.

                        NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 -- BUSINESS AND ORGANIZATION

        American Security Inc., a Delaware corporation (the "Company"), was founded to make investments in and to build consolidated enterprises through the acquisition and integration of businesses in unconsolidated industries. The Company is the successor to David Gladstone & Company ("DG&Co."), a Virginia corporation formed in November 1997 to, among other things, analyze and develop opportunities in consolidation transactions and to analyze the efficiencies of the corporate rationalization strategy. The fiscal year of the Company and DG&Co. ends on December 31.

        The Company intends to use the proceeds from the initial public offering of its common stock ("IPO") to fund future acquisitions and general corporate purposes, including working capital.

        On July 30, 1998, the sole stockholder of DG&Co., as part of the reorganization and merger plan, exchanged 100% of his ownership interest in DG&Co. in exchange for 619,528 shares of Common Stock of the Company. All references to the number of shares of Common Stock contained in the accompanying financial statements and in these notes have been restated to reflect this change.

        The Company has had limited operations to date generally consisting of organizational activities, consulting activities, and research and analysis with respect to industry consolidations and acquisition opportunities. The Company has also conducted activities to date related to the IPO. As of December 31, 1997 and July 30, 1998, approximately $1,763 and $160,283, respectively, in legal, accounting and other expenses have been incurred in connection with the IPO and the Company has capitalized these costs as offering costs ("Offering Costs"). In addition, as of December 31, 1997 and July 30, 1998, the sole stockholder has incurred $18,132 and $111,550, respectively, in travel and business expenses related to the IPO, which have also been capitalized as Offering Costs. The Offering Costs will be offset against the proceeds of the IPO at closing. The Company is dependent upon the IPO to continue its industry research and to identify and select prospective acquisition candidates. There is no assurance that the Company will be able to succeed in selecting acquisition candidates that will be profitable or that can be integrated successfully.

NOTE 2 -- STOCKHOLDER'S EQUITY

Common Stock

        On November 12, 1997, the sole stockholder purchased 50 shares of DG&Co.'s Common Stock for an aggregate price of $50.00, the estimated fair market value of such Common Stock at that time. The sole stockholder paid for the 50 shares of Common Stock in May 1998.

        In April 1998, the sole stockholder purchased 50 shares of Common Stock of the Company at $0.01 per share, the estimated fair market value of such Common Stock at that time.

        On July 30, 1998, the sole stockholder exchanged his interest in DG&Co. for 619,528 shares of the Company's Common Stock.

        On July 30, 1998, the sole stockholder purchased 12,000 shares of Common Stock at $15.00 per share, the estimated fair market value of such Common Stock at that time.

                             AMERICAN SECURITY INC.

NOTE 2 -- STOCKHOLDER'S EQUITY -- (CONTINUED)

Common Stock Warrants

        Conditioned upon the execution of an underwriting agreement in connection with the IPO, the Company's Board of Directors (the "Board of Directors") has authorized the issuance of warrants to Friedman, Billings, Ramsey & Co., Inc. ("FBR") to purchase 505,263 shares of the Company's Common Stock at an exercise price per share equal to the initial public offering price per share. These warrants will be exercisable beginning on or after the first anniversary and until the fifth anniversary of the effective date of the registration statement relating to the Company's IPO (the "Effective Date").

        Up to 1,488,158 shares of the Company's Common Stock have been reserved for issuance upon the exercise of a warrant to be issued to the sole stockholder at the Effective Date. The warrant will be exercisable immediately following the issuance for a period of ten years at an exercise price equal to the IPO price.

Convertible Non-Voting Common Stock

        Conditioned upon the execution of an underwriting agreement in connection with the IPO, it is anticipated that an affiliate of FBR will purchase 166,667 shares of the Company's Convertible Non-Voting Common Stock from the Company at a price equal to the initial public offering price per share. After one year, the shares of Convertible Non-Voting Common Stock will automatically convert into an equivalent number of shares of Common Stock.

1998 Long-Term Incentive Plan

        The Board of Directors has adopted, and the sole stockholder has approved, the American Security Inc. 1998 Long-Term Incentive Program (the "Incentive Plan"). The maximum number of shares of Common Stock that may be subject to outstanding awards may not be greater than nine percent of the number of shares of Common Stock outstanding upon the consummation of the IPO. Awards may be settled in cash, shares, other awards or other property, as determined by the Compensation Committee of the Board of Directors.

        Options to purchase 1,000,000 shares of Common Stock under the Incentive Plan are expected to be granted at the Effective Date at an exercise price equal to the initial public offering price per share. The options to be granted are expected to vest one-third each on the first three anniversaries of the date of grant and are expected to expire on the tenth anniversary of the date of grant. Upon a change in control of the Company (as defined in the Incentive Plan), certain conditions and restrictions relating to an award with respect to the exercisability or settlement of such award may be accelerated.

1998 Non-Employee Directors' Stock Plan

        The Board of Directors has adopted, and the sole stockholder has approved, the American Security Inc. 1998 Non-Employee Directors' Stock Plan (the "Directors' Plan"), which provides for the automatic grant to each non-employee director of an option to purchase 20,000 shares of Common Stock on the later of the date such person commences services as a director or the Effective Date. Thereafter, each non-employee director will be entitled to receive, on the day after each annual meeting of the Company's stockholders, an automatic annual grant of options to purchase 5,000 shares of Common Stock. A total of 200,000 shares are reserved for issuance under the Directors' Plan.

                             AMERICAN SECURITY INC.

NOTE 2 -- STOCKHOLDER'S EQUITY -- (CONTINUED)

1998 Non-Employee Directors' Stock Plan (continued)

        Options granted under the Directors' Plan will have an exercise price per share equal to the fair market value of a share at the date of grant. Options will expire at the earlier of ten years from the date of grant or one year after the date the director ceases to serve as a director of the Company for any reason. Options will vest and become exercisable ratably as to 50% of the shares underlying the stock option on the six month and first year anniversary date, respectively, from the date of grant, subject to acceleration by the Board of Directors. In the event of a change in control of the Company, unless otherwise determined by the Board or Directors, prior to normal vesting, all options not already exercisable will become fully vested and exercisable.

        Options to purchase 60,000 shares of Common Stock under the Directors' Plan are expected to be granted at the Effective Date at an exercise price equal to the initial public offering price per share.

1998 Section 162(m) Bonus Plan

        The Board of Directors has adopted, and the sole stockholder has approved, the American Security Inc. Section 162(m) Bonus Plan (the "Bonus Plan"). Section 162(m) of the Internal Revenue Code generally disallows a public company's tax deduction in excess of $1 million for compensation to its chief executive officer and the four most highly compensated executive officers, subject to several exceptions, including an exception for compensation paid under a stockholder-approved plan that is "performance based" within the meaning of Section 162(m). The Bonus Plan provides a means for the payment of performance-based bonuses to certain executive officers of the Company while preserving the Company's tax deduction with respect to the payment thereof. The Compensation Committee of the Board will administer the Bonus Plan and will have the authority to, among other things, designate participants, establish performance goals and performance periods, determine the effect of participant termination of employment and "change of control" transactions prior to payment of an award, pay the bonus in stock under the Incentive Plan and generally interpret and administer the Bonus Plan. The Compensation Committee has not, to date, designated any participants or established any performance goals under the Bonus Plan.

1998 Employee Stock Purchase Plan

        The Board of Directors has adopted, and the sole stockholder has approved, the American Security Inc. 1998 Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan permits eligible employees of the Company and its subsidiaries (generally all employees whose customary employment is for more than 20 hours per week and who were employed on the date on which the offering first commenced or have completed one year of service) to purchase shares of Common Stock at a discount. Employees who elect to participate will have amounts withheld through payroll deductions during purchase periods. At the end of each purchase period, accumulated payroll deductions will be used to purchase stock at a price equal to 85% of the market price at the beginning of the period or the end of the period, whichever is lower. Stock purchased under the Purchase Plan will be subject to a one-year holding period. The Company has reserved 666,667 shares of Common Stock for issuance under the Purchase Plan.

Other Plans

        The Company intends to adopt an employee stock ownership plan after consummation of the Offering.

                             AMERICAN SECURITY INC.

NOTE 3 -- COMMITMENTS

        Upon consummation of the IPO, the Company will enter into two-year employment agreements with certain individuals. Future commitments pursuant to these employment agreements are expected to total $1,500,000 over the next two years.

        Directors who are not receiving compensation as officers, employees or consultants of the Company will be entitled to receive an annual retainer fee of $20,000.

NOTE 4 -- RECENT PRONOUNCEMENTS

        In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"), which is required to be adopted for the Company's December 31, 1998 financial statements. SFAS No. 130 establishes new rules for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. Comprehensive income is the total of net income and all other nonowner changes in equity. The impact of SFAS No. 130 on the Company's December 31, 1998 financial condition and results of operations is not expected to be material.

        In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"), which is required to be adopted for the Company's December 31, 1998 financial statements. SFAS No. 131 establishes annual and interim reporting standards for a company's operating segments and related disclosures about products, services, geographic areas and major customers. The impact of SFAS No. 131 on the Company's December 31, 1998 financial condition and results of operations is not expected to be material.

        In April 1998, the AICPA issued SOP 98-5, "Reporting the Costs of Start up Activities" (the "SOP"). The SOP is effective beginning on January 1, 1999, and requires that costs related to start up activities be expensed as incurred. The Company has currently adopted the provisions of the SOP in its financial statements and, accordingly, there is no cumulative effect of an accounting change to be recorded.

================================================================================

        NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                      ------------------------------------

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Additional Information......................................................  2
Prospectus Summary..........................................................  3
Risk Factors................................................................  9
Use of Proceeds............................................................. 22
Determination of Offering Price............................................. 22
Dividend Policy............................................................. 22
Capitalization.............................................................. 23
Dilution.................................................................... 24
Selected Financial Data..................................................... 25
Management's Discussion and Analysis of
  Financial Condition and Results of Operations............................. 25
Business.................................................................... 26
Management.................................................................. 36
Certain Relationships and Related
  Party Transactions........................................................ 41
Principal Stockholders...................................................... 42
Description of Capital Stock................................................ 43
Shares Eligible for Future Sale............................................. 45
Underwriting and Plan of Distribution....................................... 47
Legal Matters............................................................... 49
Experts..................................................................... 49
Index to Financial Statements...............................................F-1

                      ------------------------------------

        UNTIL _________ __, 1998 (25 DAYS AFTER THE COMMENCEMENT OF THE OFFERING), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

================================================================================

================================================================================




                                10,000,000 SHARES




                                    AMERICAN
                                  SECURITY INC.




                                  COMMON STOCK




                      ------------------------------------
                                   PROSPECTUS
                      ------------------------------------







                               FRIEDMAN, BILLINGS,
                               RAMSEY & CO., INC.




                               _________ __, 1998


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table sets forth fees payable to the Securities and Exchange Commission and the National Association of Securities Dealers, Inc., and other estimated expenses expected to be incurred in connection with issuance and distribution of securities being registered. All such fees and expenses shall be paid by the Company. Other than the Securities and Exchange Commission registration fee and the National Association of Securities Dealers, Inc. filing fee, all fees and expenses are estimates.


Securities and Exchange Commission Registration Fee.............................          $   60,475
National Association of Securities Dealers, Inc. Filing Fee.....................              21,000
Nasdaq Stock Market Listing Fee ................................................              50,000
Printing and Engraving Expenses.................................................             200,000
Accounting Fees and Expenses....................................................              75,000
Legal Fees and Expenses.........................................................             250,000
Underwriters' Expense Allowance.................................................             200,000
Transfer Agent Fees and Expenses................................................               5,000
Directors and Officers Insurance Policy Expenses................................             100,000
Blue Sky Fees and Expenses......................................................              10,000
Miscellaneous Expenses..........................................................              28,525
                                                                                           ---------
     TOTAL......................................................................          $1,000,000
                                                                                           =========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. Article Seven of the Company's Amended and Restated Certificate of Incorporation and Bylaws provide that the personal liability of directors of the Company is eliminated to the extent permitted by Section 102(b)(7) of the DGCL.

        Section 145 of the DGCL (i) requires a corporation to indemnify for expenses, including attorney's fees, incurred by a director or officers who has been successful in defending any claim or proceeding in which the director or officer is involved because of his or her position with the corporation, (ii) permits indemnification (a) for judgments, fines, expenses and amounts paid in settlement in the case of a claim by a party other than the corporation or in the right of the corporation, even where a director or officer has not been successful, in cases where the director or officer acted in good faith and in a manner that he or she reasonably believed was in or not opposed to the best interests of the corporation provided, in the case of a criminal proceeding, that the director or officer had no reason to believe his or her conduct was unlawful or (b) for expenses in the case of a claim or proceeding by or in the right of the corporation, including a derivative suit (but not judgments, fines or amounts in settlement), if the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and has not been adjudged liable to the corporation unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification, and (iii) permits the advancement of expenses to directors and officers who are defending an action, lawsuit or proceeding upon receipt of an undertaking for the repayment of such advance if it is ultimately determined that the director or officer has not met the applicable standard of conduct and is, therefore, not entitled to be indemnified. Section 145 also provides that the permissive indemnification described above is to be made upon a determination that the director or officer has met the required standard of conduct by (a) a majority of disinterested directors, (b) a committee of disinterested directors designated by a majority of such directors, (c) independent legal counsel or (d) the stockholders.

        The Board of Directors has authorized the Company to enter into Indemnity Agreements because the Board believes that the Company's directors' and officers' insurance does not fully protect the directors and executive officers and that the absence of Indemnity Agreements may threaten the quality and stability of the governance of the Company by reducing the Company's ability to attract and retain qualified persons to serve as directors and executive officers of the Company, and by deterring such persons in the making of entrepreneurial decisions for fear of later legal challenge. In addition, the Board of Directors believes that the Indemnity Agreements will complement the indemnification rights and liability protections currently provided directors and executive officers of the Company under the Bylaws. These rights and protections were designed to enhance the Company's ability to attract and retain highly qualified individuals to serve as directors and executive officers in view of the high incidence of litigation, often involving large amounts, against publicly-held companies and the need to provide such persons with reliable knowledge of the legal risks to which they are exposed. The Indemnity Agreements will complement these rights and protections by providing directors and executive officers with contractual rights to indemnification, regardless of any amendment to or repeal of the indemnification provisions in the Bylaws. The Bylaws provide that the Company shall indemnify to the fullest extent authorized or permitted by law directors and officers of the Company who have been made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company.

        The Indemnity Agreements are predicated upon Section 145(f) that recognizes the validity of additional indemnity rights granted by contractual agreement. The Indemnity Agreements alter or clarify statutory indemnity provisions, in a manner consistent with the Bylaws, in the following respects;
(i) indemnification is mandatory, rather than optional, to the full extent permitted by law, including partial indemnification under appropriate circumstances, except that the Company is not obligated to indemnify an indemnitee with respect to a proceeding initiated by the indemnitee (unless the Board should conclude otherwise), payments made by an indemnitee in a settlement effected without the Company's written consent, payments that are found to violate the law, conduct found to constitute bad faith or active and deliberate dishonesty or short-swing profit liability under Section 16(b) of the Exchange Act or to the extent that indemnification has been determined to be unlawful in an arbitration proceeding conducted pursuant to the provisions of the Indemnity Agreement; (ii) prompt payment of litigation expenses in advance is mandatory, rather than optional, provided the indemnitee undertakes to repay such amounts if it is ultimately determined that the indemnitee is not entitled to be indemnified and provided the indemnitee did not initiate the proceeding; (iii) any dispute arising under the Indemnity Agreement is to be resolved through an arbitration proceeding, which will be paid for by the Company unless the arbitrator finds that the indemnitee's claims or defenses were frivolous or in bad faith, unless such arbitration is inconsistent with an undertaking given by the Company, such as to the Securities and Exchange Commission, that the Company will submit to a court the question of indemnification for liabilities under the Securities Act of 1933, as amended, and be governed by the final adjudication of such issue; and (iv) mandatory indemnification shall be paid within 45 days of the Company's receipt or a request for indemnification unless a determination is made that the indemnitee has not met the relevant standards for indemnification by the Board of Directors, or if a quorum of the directors is not obtainable, at the election of the Company, either by independent legal counsel or a panel of arbitrators.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

        On November 12, 1997, David J. Gladstone, the Company's Chairman and Chief Executive Officer, founded the Company's predecessor company and purchased 50 shares of such predecessor company's Common Stock for an aggregate purchase price of $50.00, the estimated fair market value of such Common Stock at that time.

        In April 1998, the sole stockholder purchased 50 shares of Common Stock of the Company at $0.01 per share, the estimated fair market value of such Common Stock at that time.

        On July 30, 1998, Mr. Gladstone exchanged his interest in the Company's predecessor company for 619,528 shares of the Company's Common Stock.

        On July 30, 1998, Mr. Gladstone purchased 12,000 shares of Common Stock at $15.00 per share, the estimated fair market value of such Common Stock at that time.

        All prior issuances of securities by the Company (and its predecessor company) were made in reliance upon the exemption from registration under the Securities Act of 1933, as amended, in Section 4(2).

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

        The following exhibits are or will be filed as part of this registration statement:

Exhibit Number        Description
--------------        -----------
     1.1              Form of Underwriting Agreement*
     3.1              Amended and Restated Certificate of Incorporation of American Security Inc.*
     3.2              Bylaws of American Security Inc.*
     5.1              Opinion of Andrews & Kurth L.L.P. as to the legality of the securities being registered*
    10.1              American Security Inc. 1998 Long-Term Incentive Plan*
    10.2              American Security Inc. 1998 Non-Employee Directors' Stock Plan*
    10.3              American Security Inc. 1998 Employee Stock Purchase Plan*
    10.4              American Security Inc. 1998 Section 162(m) Bonus Plan*
    10.5              Form of Employment Agreement between American Security Inc. and David J. Gladstone*
    10.6              Form of Employment Agreement between American Security Inc. and Terry L. Brubaker*
    10.7              Form of Indemnity Agreement for Executive Officers and Directors of American Security Inc.*
    10.8              Form of Warrant Agreement between American Security Inc. and David J. Gladstone*
    10.9              Form of Warrant Agreement between American Security Inc. and Friedman, Billings, Ramsey & Co., Inc.*
    23.1              Consent of Ernst & Young LLP, Independent Auditors
    23.2              Consent of Andrews & Kurth L.L.P. (included in opinion to be filed as Exhibit 5.1)*
    27.1              Financial Data Schedule
    99.1              Consent of Philip R. Harper (Director Nominee)
    99.2              Consent of Terry L. Brubaker (Director Nominee)

------------------------

*     To be filed by amendment.

ITEM 17. UNDERTAKINGS.

        The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Washington, District of Columbia, on July 31, 1998.

                                     AMERICAN SECURITY INC.


                                     By:  /s/ David J. Gladstone
                                          --------------------------------------
                                          David J. Gladstone
                                          Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the date indicated.


             Signature                              Title                                    Date
             ---------                              -----                                    ----
      /s/ David J. Gladstone           Chairman, Chief Executive Officer                 July 31, 1998
---------------------------------      and Acting Chief Financial Officer
          David J. Gladstone           (principal executive officer,
                                       principal financial officer and
                                       principal accounting officer)

                                    EXHIBITS

Exhibit Number        Description
--------------        -----------
     1.1              Form of Underwriting Agreement*
     3.1              Amended and Restated Certificate of Incorporation of American Security Inc.*
     3.2              Bylaws of American Security Inc.*
     5.1              Opinion of Andrews & Kurth L.L.P. as to the legality of the securities being registered*
    10.1              American Security Inc. 1998 Long-Term Incentive Plan*
    10.2              American Security Inc. 1998 Non-Employee Directors' Stock Plan*
    10.3              American Security Inc. 1998 Employee Stock Purchase Plan*
    10.4              American Security Inc. 1998 Section 162(m) Bonus Plan*
    10.5              Form of Employment Agreement between American Security Inc. and David J. Gladstone*
    10.6              Form of Employment Agreement between American Security Inc. and Terry L. Brubaker*
    10.7              Form of Indemnity Agreement for Executive Officers and Directors of American Security Inc.*
    10.8              Form of Warrant Agreement between American Security Inc. and David J. Gladstone*
    10.9              Form of Warrant Agreement between American Security Inc. and Friedman, Billings, Ramsey & Co., Inc.*
    23.1              Consent of Ernst & Young LLP, Independent Auditors
    23.2              Consent of Andrews & Kurth L.L.P. (included in opinion to be filed as Exhibit 5.1)*
    27.1              Financial Data Schedule
    99.1              Consent of Philip R. Harper (Director Nominee)
    99.2              Consent of Terry L. Brubaker (Director Nominee)

------------------------

*     To be filed by amendment.